UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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DELTA AIR LINES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Delta Air Lines, Inc.

P.O. Box 20706

Atlanta, GA 30320

DELTA AIR LINES, INC.

Notice of Annual Meeting

Dear Stockholder:

On behalf of the Board of Directors, it is a pleasure to invite you to attend the 2012 Annual Meeting of Stockholders of Delta Air Lines, Inc. The meeting will be held at 7:30 a.m. Eastern Daylight Time on Friday, June 15, 2012, at the Auditorium at AXA Equitable Center, 787 Seventh Avenue, New York, New York 10019. At the meeting, stockholders will vote on the following matters:

•	the election of directors for the next year;

•	an advisory vote on executive compensation (also known as “say on pay”);

•	the re-approval of the performance goals under the Delta Air Lines, Inc. 2007 Performance Compensation Plan;

•	the ratification of the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2012; and

•	any other business that may properly come before the meeting.

If you were a holder of record of Delta common stock at the close of business on April 20, 2012, you will be entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at Delta’s Investor Relations Department, 1030 Delta Boulevard, Atlanta, Georgia 30354. The stockholder list will also be available at the meeting.

Because space at the meeting is limited, admission will be on a first-come, first-served basis. Stockholders without appropriate documentation may not be admitted to the meeting. If you plan to attend the meeting, please see the instructions on page 4 of the attached proxy statement. If you will need special assistance at the meeting because of a disability, please contact Investor Relations toll free at (866) 715-2170.

We encourage stockholders to sign up to receive electronically future proxy materials, including the Notice Regarding the Availability of Proxy Materials. Using electronic communication significantly reduces our printing and postage costs, and helps protect the environment. To sign up, please visit https://enroll1.icsdelivery.com/dal/Default.aspx.

Please read our attached proxy statement carefully and submit your vote as soon as possible. Your vote is important. You can ensure that your shares are voted at the meeting by using our Internet or telephone voting system, or by completing, signing and returning a proxy card.

Sincerely,

Richard H. Anderson	Daniel A. Carp
Chief Executive Officer	Chairman of the Board

Atlanta, Georgia

May 3, 2012

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DELTA AIR LINES, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2012

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of Delta Air Lines, Inc. The proxies will be voted at Delta’s 2012 Annual Meeting of Stockholders and at any adjournment of the meeting. The annual meeting will be held at 7:30 a.m. Eastern Daylight Time (“EDT”) on Friday, June 15, 2012, at the Auditorium at AXA Equitable Center, 787 Seventh Avenue, New York, New York 10019. The AXA Equitable Center is located in Midtown Manhattan between 51st and 52nd Streets.

GENERAL INFORMATION

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials (including our Annual Report on Form 10-K for the year ended December 31, 2011 (“2011 Form 10-K”)) to our stockholders on the Internet, rather than mailing paper copies to each stockholder. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice”) by U.S. or electronic mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice tells you how to access and review the proxy materials and vote your shares on the Internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions in the Notice. The Notice will be distributed to our stockholders beginning on or about May  3, 2012.

Stockholders Entitled to Vote

The Board of Directors set April 20, 2012 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. On April 20, 2012, 849,639,086 shares of Delta common stock, par value $0.0001 per share, were outstanding. The common stock is the only class of securities entitled to vote at the meeting. Each outstanding share entitles its holder to one vote.

Voting Shares of Common Stock Registered in Your Name or Held under Plans

The control number you receive in your Notice covers shares of common stock in any of the following forms:

•	common stock registered in your name (“registered shares”);

•	common stock held in your account under the Delta Pilots Savings Plan (“Pilot Plan”);

•	common stock allocated to your account under the Delta Family-Care Savings Plan (“Savings Plan”); or

•	unvested restricted common stock granted under the Delta Air Lines, Inc. 2007 Performance Compensation Plan.

Your submission of voting instructions for registered shares results in the appointment of a proxy to vote those shares. In contrast, your submission of voting instructions for common stock held in your Pilot Plan account or allocated to your Savings Plan account, or for unvested restricted common stock granted under the Delta Air Lines, Inc. 2007 Performance Compensation Plan, instructs the applicable plan trustee or administrator how to vote those shares, but does not result in the appointment of a proxy. You may submit your voting instructions regarding all shares covered by the same control number before the meeting by using our Internet or telephone system or by completing and returning a proxy card, as described below:

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Voting by the Internet or Telephone. You may vote using the Internet or telephone by following the instructions in the Notice to access the proxy materials, and then following the instructions provided to allow you to record your vote. After accessing the proxy materials, to vote by telephone, call 1-800-690-6903 or to vote by the Internet, go to www.proxyvote.com and follow the instructions. The Internet and telephone voting procedures are designed to authenticate votes cast by using a personal identification number. These procedures enable stockholders to confirm their instructions have been properly recorded.

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Voting by Proxy Card. If you obtained a paper copy of our proxy materials, you may vote by signing, dating and returning your instructions on the proxy card in the enclosed postage-paid envelope. Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a stockholder is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signer’s full title and provide a certificate or other proof of appointment.

To be effective, instructions regarding shares held in your Pilot Plan account or allocated to your Savings Plan account must be received by 5:00 p.m. EDT on June 13, 2012. Instructions regarding registered shares or unvested restricted common stock must be received by 5:00 p.m. EDT on June 14, 2012.

You may also vote registered shares by attending the annual meeting and voting in person by ballot; this will revoke any proxy you previously submitted.

Please note that you may not vote your shares of unvested restricted common stock, or shares held in your Pilot Plan account or allocated to your Savings Plan account, in person at the meeting.

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If you do not submit voting instructions in a timely manner regarding shares of unvested restricted common stock, or shares held in your Pilot Plan account or allocated to your Savings Plan account, they will not be voted.

All properly submitted voting instructions, whether submitted by the Internet, telephone or U.S. mail, will be voted at the annual meeting according to the instructions given, provided they are received prior to the applicable deadlines described above. All properly submitted proxy cards not containing specific instructions will be voted in accordance with the Board of Directors’ recommendations set forth on page 3. The members of Delta’s Board of Directors designated to vote the proxies returned pursuant to this solicitation are Richard H. Anderson, Roy J. Bostock and Daniel A. Carp.

Revoking a Proxy or Voting Instructions

If you hold registered shares, unvested restricted common stock, or shares in your Pilot Plan account or allocated to your Savings Plan account, you may revoke your proxy or voting instructions prior to the meeting by:

•	providing written notice to Delta’s Legal Department at Delta Air Lines, Inc., Dept. No. 981, 1030 Delta Blvd., Atlanta, Georgia 30354, attention: Assistant Corporate Secretary; or

•	submitting later-dated instructions by the Internet, telephone or U.S. mail.

To be effective, revocation of instructions regarding shares held in your Pilot Plan account or allocated to your Savings Plan account must be received by 5:00 p.m. EDT on June 13, 2012. Revocation of instructions regarding registered shares or unvested restricted common stock must be received by 5:00 p.m. EDT on June 14, 2012.

You may also revoke your proxy covering registered shares by attending the annual meeting and voting in person by ballot. Attending the meeting will not, by itself, revoke a proxy. Please note that you may not vote your shares of unvested restricted common stock, or shares held in your Pilot Plan account or allocated to your Savings Plan account, in person at the meeting.

Voting Shares Held in “Street Name”

If your shares are held in the name of a broker, bank or other record holder (that is, in “street name”), please refer to the instructions provided by the record holder regarding how to vote your shares or to revoke your voting instructions. You may also obtain a proxy from the record holder permitting you to vote in person at the annual meeting. Without a proxy from the record holder, you may not vote shares held in street name by returning a proxy card or by voting in person at the annual meeting. If you hold your shares in street name it is critical that you provide instructions to, or obtain a proxy from, the record holder if you want your shares to count in the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), and the re-approval of the performance goals under the Delta Air Lines, Inc. 2007 Performance

Compensation Plan (Proposal 3). As described in the next section of this proxy statement, regulations prohibit your bank or broker from voting your shares in the election of directors (Proposal 1) and Proposals 2 and 3 if you do not provide voting instructions.

Limitation on Brokers’ Authority to Vote Shares

Under New York Stock Exchange (“NYSE”) rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions at least 15 days before the date of the annual meeting. Generally, brokerage firms may vote to ratify the appointment of independent auditors and on other “discretionary” items, but brokers are not permitted to vote your shares for the election of directors (Proposal 1) and Proposals 2 and 3 unless you provide voting instructions. Accordingly, if your shares are held in a brokerage account and you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker on some, but not all, of the proposals described in this proxy statement. Broker non-votes will not be considered in determining the number of votes cast in connection with non-discretionary items. Therefore, we urge you to give voting instructions to your broker on all proposals.

Quorum for the Annual Meeting

The quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock that are outstanding and entitled to vote. Abstentions from voting and broker non-votes, if any, will be counted in determining whether a quorum is present. The meeting will not commence if a quorum is not present.

Votes Necessary to Act on Proposals

At an annual meeting at which a quorum is present, the following votes will be necessary to elect directors, to approve the advisory vote on executive compensation, to reapprove the performance goals under the Delta Air Lines, Inc. 2007 Performance Compensation Plan and to ratify the appointment of the independent auditors:

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Each director shall be elected by the vote of a majority of the votes cast with respect to the director. For purposes of this vote, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes with respect to that director (excluding abstentions).

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The advisory vote to approve executive compensation (“say on pay”) requires the affirmative vote of the majority of shares present and entitled to vote at the meeting. Abstentions have the same effect as votes against the proposal. Even though the outcome of the vote is advisory and therefore will not be binding on Delta, the Personnel & Compensation Committee of the Board of Directors will review and consider the voting results when making future decisions regarding executive compensation.

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The re-approval of the performance goals under the Delta Air Lines, Inc. 2007 Performance Compensation Plan requires the affirmative vote of the majority of shares present and entitled to vote at the meeting. Abstentions have the same effect as votes against the proposal.

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Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2012 requires the affirmative vote of the majority of shares present and entitled to vote at the meeting. Abstentions have the same effect as votes against the proposal.

Broker non-votes, if any, will be handled as described under “Limitation on Brokers’ Authority to Vote Shares.”

Recommendations of the Board of Directors

The Board of Directors recommends that you vote:

•	FOR the election of the director-nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of Delta’s named executive officers;

•	FOR the re-approval of the performance goals under the Delta Air Lines, Inc. 2007 Performance Compensation Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2012.

All properly submitted proxy cards not containing specific instructions will be voted in accordance with the Board’s recommendations.

Presentation of Other Business at the Meeting

Delta is not aware of any business to be transacted at the annual meeting other than as described in this proxy statement. If any other item or proposal properly comes before the meeting (including, but not limited to, a proposal to adjourn the meeting in order to solicit votes in favor of any proposal contained in this proxy statement), the proxies received will be voted at the discretion of the directors designated to vote the proxies.

Attending the Meeting

To attend the annual meeting, you will need to show you are either a Delta stockholder as of the record date, or hold a valid proxy from such a Delta stockholder.

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If your shares are registered in “street name,” or are held in your Pilot Plan account or your Savings Plan account, please bring evidence of your stock ownership, such as your most recent account statement.

•	If you own unvested restricted common stock, please bring your Delta-issued identification card; we will have a list of the holders of unvested restricted common stock at the meeting.

All stockholders should also bring valid picture identification; employees may use their Delta-issued identification card. If you do not have valid picture identification and proof that you own Delta stock, you may not be admitted to the meeting.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Overview

Delta believes that sound corporate governance practices are essential to enhance long term value for our stockholders. We operate under governance practices that are transparent and consistent with best practices.

You may view the charters of the Audit, Corporate Governance, Finance, Personnel & Compensation and Safety and Security Committees, the Certificate of Incorporation, the Bylaws, Delta’s corporate governance principles, our codes of ethics and business conduct and our director independence standards on our Corporate Governance website at www.delta.com/about_delta/investor_relations/corporate_governance/index.jsp. You may obtain a copy of these materials by contacting Delta’s Assistant Corporate Secretary.

Director Independence

Independence of Audit, Corporate Governance, and Personnel & Compensation Committee Members

For many years, Delta’s Board of Directors has been composed of a substantial majority of independent directors. Delta’s Board established the Audit Committee, the Corporate Governance Committee, the Finance Committee, the Personnel & Compensation Committee and the Safety and Security Committee to focus on particular Board responsibilities.

The Board of Directors has affirmatively determined that all current directors are independent under the NYSE listing standards and Delta’s director independence standards, except Messrs. Anderson and Bastian are not independent because each is an executive officer of Delta, and Mr. Rogers is not independent because he is a Delta pilot. In making these independence determinations, the Board of Directors considered information submitted by the directors in response to questionnaires, information obtained from Delta’s internal records and advice from counsel.

The Audit, Corporate Governance and Personnel & Compensation Committees consist entirely of non-employee directors who are independent, as defined in the NYSE listing standards and Delta’s director independence standards. The members of the Audit Committee also satisfy the additional independence requirements set forth in rules under the Securities Exchange Act of 1934.

Certificate of Incorporation and Bylaws; Majority Voting for Directors

Delta’s Certificate of Incorporation and Bylaws provide that all directors are elected annually. Under the Bylaws, a director in an uncontested election is elected by a majority of votes cast (excluding abstentions) at a stockholder meeting at which a quorum is present. In an election for directors where the number of nominees exceeds the number of directors to be elected — a contested election — the directors would be elected by the vote of a plurality of the shares represented at the meeting and entitled to vote on the matter.

Identification and Selection of Nominees for Director

The Corporate Governance Committee recommends to the Board of Directors nominees for election to the Board who have the skills and experience to assist management in the operation of Delta’s business. In accordance with Delta’s corporate governance principles, the Corporate Governance Committee and the Board of Directors assess potential nominees (including incumbent directors) based on factors such as the individual’s business experience, character, judgment, diversity of experience, international background and other matters relevant to the Board’s needs and objectives at the particular time. Independence, financial literacy and the ability to devote significant time to Board activities and to the enhancement of the nominee’s knowledge of Delta’s business are also factors considered for Board membership. The Corporate Governance Committee from time to time may retain third-party search firms to assist in identifying potential Board members.

The Corporate Governance Committee evaluates potential nominees suggested by stockholders on the same basis as all other potential nominees. To recommend a potential nominee, you may:

•	e-mail nonmgmt.directors@delta.com or

•	send a letter addressed to Delta’s Legal Department at Delta Air Lines, Inc., Dept. No. 981, 1030 Delta Blvd., Atlanta, Georgia 30354.

Each potential nominee is reviewed and screened by the Corporate Governance Committee, which decides whether to recommend a candidate for consideration by the full Board.

Audit Committee Financial Expert

The Board of Directors has designated Mr. Brinzo as an Audit Committee Financial Expert.

Compensation Committee Interlocks and Insider Participation

None of the members of the Personnel & Compensation Committee is a former or current officer or employee of Delta or has any interlocking relationships as set forth in applicable SEC rules.

Communications with Directors

Stockholders and other interested parties may communicate with our non-management directors by sending an e-mail to nonmgmt.directors@delta.com. We have established a link to this address on our Investor Relations website. All communications will be sent directly to the non-executive Chairman of the Board, as representative of the non-management directors, other than communications pertaining to customer service, human resources, accounting, auditing, internal control and financial reporting matters. Communications regarding customer service and human resources matters will be forwarded for handling by the appropriate Delta department. Communications regarding accounting, auditing, internal control and financial reporting matters will be brought to the attention of the Chairman of the Audit Committee.

Board of Directors and Board Committees

During 2011, the Board of Directors met eleven times. Each director who served on the Board during 2011 attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served held during his or her tenure on the Board. It is the Board’s policy that directors should attend the annual meeting. All of Delta’s directors attended the annual meeting in 2011.

In 2011, the Board of Directors met seven times in executive session. Mr. Carp, who serves as the non-executive Chairman of the Board, presides at these executive sessions. In his role as Chairman of the Board, Mr. Carp’s responsibilities also include, among other things, (1) providing leadership to the Board and facilitating communications among directors; (2) determining the Board meeting agendas in consultation with the Chief Executive Officer; (3) facilitating regular communications between management and the Board; and (4) serving as chairman of the Corporate Governance Committee.

The Board of Directors does not have a formal policy on whether the same person should serve as the Chairman of the Board and the Chief Executive Officer. Since 2003 Delta has separated these roles between two individuals. The Board of Directors believes this leadership structure is appropriate because it strengthens the Board’s independence and enables the Chief Executive Officer to focus on the management of Delta’s business.

The Board of Directors has established the following committees to assist it in discharging its responsibilities:

Audit Committee

The Audit Committee members are Mr. Brinzo, Chairman, Mr. Engler, Ms. Franklin and Ms. Reynolds. The Committee met eight times in 2011. Among other matters, the Committee:

•	Appoints (subject to stockholder ratification) our independent auditors

•	Represents and assists the Board in its oversight of:

•	the integrity of our financial statements

•	legal and regulatory matters, including compliance with applicable laws and regulations

•	our independent auditors’ qualifications, independence and performance

•	the performance of our internal audit department

•	Reviews audits and other work product of the independent auditors and internal audit department

•	Discusses the adequacy and effectiveness of our internal control over financial reporting

•	Oversees our compliance with procedures and processes pertaining to corporate ethics and standards of business conduct

•	Reviews and, if appropriate, approves or ratifies:

•	possible conflicts of interest involving members of the Board or executive officers

•	transactions that would be subject to disclosure under Item 404 of SEC Regulation S-K

•	Considers complaints concerning accounting, auditing, internal control and financial reporting matters

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Reviews the enterprise risk management process by which management identifies, assesses and manages Delta’s exposure to risk; discusses major risk exposures with management; and apprises the Board of Directors of risk exposures and management’s actions to monitor and manage risk

Corporate Governance Committee

The Corporate Governance Committee members are Mr. Carp, Chairman, Mr. Bostock, Mr. Engler, Mr. Foret and Ms. Reynolds. The Committee met six times in 2011. Among other matters, the Committee:

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Leads the search and recruiting process for new outside directors and identifies and recommends qualified individuals to the Board of Directors for nomination as directors; considers stockholder nominations of candidates for election as directors

•	Considers, develops and makes recommendations to the Board regarding matters related to corporate governance, including:

•	governance standards

•	qualifications and eligibility requirements for Board members, including director independence standards

•	the Board’s size, composition, organization and processes

•	the type, function, size and membership of Board committees

•	evaluation of the Board’s performance

Finance Committee

The Finance Committee members are Mr. Woodrow, Chairman, Mr. DeWalt, Mr. Foret, Mr. Goode and Mr. Rogers. The Committee met eight times in 2011. Among other matters, the Committee:

•	Reviews and makes recommendations, where appropriate, to the Board regarding:

•	financial planning and financial structure

•	financings and guarantees

•	capital expenditures, including fleet acquisition

•	annual and longer-term operating plans

•	issuances and repurchases of capital stock and other securities

•	risk management practices and policies concerning investments and derivative instruments, both financial and non-financial, among other matters

•	balance sheet strategies

•	Approves commitments, capital expenditures and debt financings and re-financings, subject to certain limits

Personnel & Compensation Committee

The Personnel & Compensation Committee members are Mr. Goode, Chairman, Mr. Brinzo, Ms. Franklin and Mr. Woodrow. The Committee met eight times in 2011. Among other matters, the Committee:

•	Establishes general compensation philosophy and oversees the development and implementation of compensation programs

•	Performs an annual performance evaluation of our Chief Executive Officer and determines and approves the Chief Executive Officer’s compensation

•	Reviews and approves compensation programs for executive officers and recommends to the board the compensation of non-employee directors

•	Reviews and approves annually the management succession plan

•	Makes recommendations to the Board regarding election of officers

Safety and Security Committee

The Safety and Security Committee members are Mr. Bostock, Chairman, Mr. Rogers, Vice Chairman, Mr. Carp and Mr. DeWalt. The Committee met four times in 2011. Among other matters, the Committee:

•	Oversees and consults with management regarding customer, employee and aircraft operating safety and security, including related goals, performance and initiatives by:

•	reviewing current and proposed safety and security-related programs, policies and compliance matters

•	reviewing matters with a material effect on Delta’s flight safety operations and security

•	establishing and approving annual safety and security goals

•	reviewing the safety and security programs and performance of the Delta Connection carriers

Board Oversight of Risk Management

The Board of Directors has ultimate responsibility to oversee Delta’s enterprise risk management program (“ERM”). The Board discusses risk throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. Depending on the nature of the risk, the responsibility for oversight of selected risks may be delegated to appropriate Committees of the Board of Directors, with material findings reported to the full Board. Delegations of risk oversight by the Board include:

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The Audit Committee reviews the ERM framework at the enterprise level; reviews management’s process for identifying, managing and assessing risk; and oversees the management of risks related to the integrity of the consolidated financial statements, internal control over financial reporting, the internal audit function and related matters.

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The Finance Committee oversees the management of risks related to aircraft fuel price and fuel hedging; foreign currency hedging; Delta’s financial condition; its financing, acquisition and investment transactions and related matters.

•	The Personnel & Compensation Committee reviews management succession planning and Delta’s executive compensation program.

•	The Corporate Governance Committee reviews Board of Directors’ succession planning and Delta’s corporate governance matters.

•	The Safety and Security Committee oversees the management of risks related to customer, employee, aircraft and airport operating safety and security.

The Board of Directors receives reports from the Committee Chairmen at regularly scheduled bi-monthly Board meetings. Management reports to the Board and the Committees with oversight of specific risks concerning matters such as compliance with regulations, business strategies, proposed changes in laws and regulations and any other matter deemed appropriate by the Board or the Committees.

Under Delta’s ERM process, management is responsible for setting risk tolerance levels; defining organizational responsibilities for risk management; determining the significant risks to Delta; developing risk mitigation and management strategies, based on Delta’s risk tolerance levels; and monitoring the business to determine that risk mitigation activities are in place and operating. Management periodically updates its assessment of risks to Delta as emerging risks are identified.

Delta’s internal audit function, which is lead by the Vice President — Corporate Audit and Enterprise Risk Management, is responsible for supporting and coordinating management’s ERM process and activities; documenting risk assessments using a consistent approach; identifying and validating controls to mitigate risk; and reporting on results of risk evaluations. The Vice President — Corporate Audit and Enterprise Risk Management reports to the Audit Committee quarterly regarding ERM activities.

The Board of Directors believes that Delta’s leadership structure, combined with the roles of the Board and its Committees, provides the appropriate leadership for effective risk oversight.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the annual meeting, each director will be elected by the vote of a majority of the votes cast. This means the number of votes cast “for” a director must exceed 50% of the votes with respect to that director (excluding abstentions). Each director elected will hold office until the next annual meeting of stockholders and the election of his or her successor.

Delta’s Bylaws provide that any director not elected by a majority of the votes cast at the annual meeting must offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept the resignation. The Board of Directors will consider the recommendation and publicly disclose its decision within 90 days after the certification of the election results.

The Board of Directors recommends a vote FOR the following nominees:

(1) Richard H. Anderson	(7) Mickey P. Foret
(2) Edward H. Bastian	(8) Shirley C. Franklin
(3) Roy J. Bostock	(9) David R. Goode
(4) John S. Brinzo	(10) Paula Rosput Reynolds
(5) Daniel A. Carp	(11) Kenneth C. Rogers
(6) David G. DeWalt	(12) Kenneth B. Woodrow

All of the nominees are currently serving on the Board of Directors. The Board of Directors believes each nominee for director will be able to stand for election. If any nominee becomes unable to stand for election, the Board may name a substitute nominee or reduce the number of directors. If a substitute nominee is chosen, the directors designated to vote the proxies will vote FOR the substitute nominee. In 2011 the Board of Directors adopted a rule that no outside director will stand for re-election after age 75.

In 2008, Delta, the Air Line Pilots Association, International, the collective bargaining representative for Delta pilots (“ALPA”), and the Delta Master Executive Council, the governing body of the Delta unit of ALPA (“Delta MEC”), entered into an agreement whereby Delta agreed (1) to cause the election to the Board of Directors of a Delta pilot designated by the Delta MEC who is not a member or officer of the Delta MEC or an officer of ALPA (“Pilot Nominee”); (2) at any meeting of stockholders at which the Pilot Nominee is subject to election, to re-nominate the Pilot Nominee, or nominate another qualified Delta pilot designated by the Delta MEC, to be elected to the Board of Directors, and to use its reasonable best efforts to cause such person to be elected to the Board; and (3) in the event of the death, disability, resignation, removal or failure to be elected of the Pilot Nominee, to elect promptly to the Board a replacement Pilot Nominee designated by the Delta MEC to fill the resulting vacancy. Pursuant to this provision, Mr. Rogers was elected to the Board of Directors by the Board in 2008, and by the stockholders in 2009, 2010 and 2011.

Mr. Rogers’ compensation as a Delta pilot is determined under the collective bargaining agreement between Delta and ALPA. During 2011, Mr. Rogers received $244,551 in compensation (which includes: $203,736 in flight earnings, $12,680 in shared rewards/profit sharing and $28,135 in Delta contributions to defined contribution plans) as a Delta pilot. Mr. Rogers is not separately compensated for his service as a director.

Certain Information About Nominees

Delta believes each nominee has a reputation for integrity, honesty and adherence to high ethical standards; demonstrated business acumen and the exercise of sound judgment; and a track record of service as a leader in business or governmental settings. Delta also believes it is important for directors and nominees for director to have experience in one or more of the following areas:

•	Chief executive or member of senior management of a large public or private company or in a leadership position in a governmental setting

•	Airline or other transportation industry experience

•	Marketing experience

•	Financial and/or accounting experience

•	Risk management experience

•	Energy industry experience

•	International experience

•	Expertise in information technology

•	Board member of a large public or private company

The Board of Directors fixed the size of the Board at twelve members effective at the annual meeting. The following section provides information about each nominee for director, including the experience that led the Board of Directors to conclude the nominee should serve as a director of Delta.

Richard H. Anderson	Age 57	Joined Delta’s Board April 30, 2007

Mr. Anderson has been Chief Executive Officer of Delta since 2007. He was Executive Vice President of UnitedHealth Group from 2004 to 2007. Mr. Anderson was Chief Executive Officer of Northwest and its principal subsidiary, Northwest Airlines, Inc., from 2001 to 2004. Northwest filed a voluntary petition for reorganization under Chapter 11 in 2005.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Anderson should serve as a director include Mr. Anderson’s experience serving as the Chief Executive Officer of Delta and Northwest Airlines, Inc. and his over 20 years of business and operational experience in the airline industry. He has also served as a senior executive of a Fortune 20 healthcare company, as well as on the board of directors of three public companies other than Delta.

Committees:	None
Directorships:	Medtronic, Inc.; Xcel Energy Inc. (2003-2007); MAIR Holdings, Inc. (1999-2003)
Affiliations:	Member, Board of Minneapolis Institute of Arts; Member, Board of United Way of Metropolitan Atlanta

Edward H. Bastian	Age 54	Joined Delta’s Board February 5, 2010

Mr. Bastian has been President of Delta since 2007. He was President of Delta and Chief Executive Officer of Northwest Airlines, Inc. from 2008 to 2009. Mr. Bastian was President and Chief Financial Officer of Delta from 2007 to 2008; Executive Vice President and Chief Financial Officer of Delta from 2005 to 2007; Chief Financial Officer of Acuity Brands from June 2005 to July 2005; Senior Vice President — Finance and Controller of Delta from 2000 to 2005 and Vice President and Controller of Delta from 1998 to 2000. Delta filed a voluntary petition for reorganization under Chapter 11 in 2005.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Bastian should serve as a director include Mr. Bastian’s over 10 years experience as a Delta executive, including serving as Delta’s President, Delta’s Chief Restructuring Officer during its Chapter 11 bankruptcy proceeding and Northwest Airlines, Inc.’s Chief Executive Officer after the merger. Mr. Bastian’s accounting and finance background provides financial and strategic expertise to the Board of Directors.

Committees:	None
Affiliations:	Member, Board of Habitat for Humanity International; Member, Board of Woodruff Arts Center

Roy J. Bostock	Age 71	Joined Delta’s Board October 29, 2008

Mr. Bostock has served as non-executive Vice Chairman of Delta’s Board of Directors since 2008 and Chairman of the Board of Yahoo! Inc. since 2008. He has also served as a principal of Sealedge Investments, LLC, a diversified private investment company, since 2002. Mr. Bostock was Chairman of B/Com3 from 2000 to 2002, and Chairman and Chief Executive Officer of the McManus Group from 1996 to 2000. Prior to 1996, Mr. Bostock served in a variety of senior executive positions in the advertising agency business, including Chairman and Chief Executive Officer of D’Arcy Masius Benton & Bowles, Inc. from 1990 to 1996.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Bostock should serve as a director include the business and marketing expertise that Mr. Bostock brings to the Board of Directors, having served in senior executive positions in the advertising industry for many years. He also served on boards of directors of public companies in the airline, financial services and the internet services industry, including as Chairman of the board of two companies. Mr. Bostock has experience as a member of the governance committees of two boards of directors of public companies, other than Delta, and serves on a risk committee of the board at one public company.

Committees:	Corporate Governance; Safety and Security (Chairman)
Directorships:	Morgan Stanley; Northwest Airlines Corporation (2005-2008); Yahoo! Inc. (announced that he is not standing for re-election)
Affiliations:	Director, past Chairman, The Partnership for a Drug-Free America

John S. Brinzo	Age 70	Joined Delta’s Board April 30, 2007

Mr. Brinzo was Chairman of the Board of Directors of Cliffs Natural Resources, Inc. (formerly known as Cleveland-Cliffs Inc), from 2000 until his retirement in 2007. He also served as President and Chief Executive Officer of Cliffs Natural Resources, Inc. from 1997 until 2005, and as Chairman and Chief Executive Officer from 2000 until his retirement as Chief Executive Officer in 2006, and as Chairman in 2007.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Brinzo should serve as a director include Mr. Brinzo’s service as the Chairman, Chief Executive Officer and Chief Financial Officer of a public company, where his career spanned more than 35 years, as well as his extensive background in finance and his experience serving on the audit committees of the boards of directors of three other public companies.

Committees:	Audit (Chairman); Personnel & Compensation
Directorships:	AK Steel Holding Corporation; Brink’s Home Security Holdings, Inc. (2008-2010); Alpha Natural Resources, Inc. (2006-2009); The Brinks Company (2005-2008); Cliffs Natural Resources, Inc. (1997-2007)
Affiliations:	Trustee, Kent State University Endowment Foundation

Daniel A. Carp	Age 63	Joined Delta’s Board April 30, 2007

Mr. Carp has served as non-executive Chairman of Delta’s Board of Directors since 2007. He was Chief Executive Officer and Chairman of the Board of Eastman Kodak Company from 2000 to 2005. Mr. Carp was President of Eastman Kodak Company from 1997 to 2003.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Carp should serve as a director include Mr. Carp’s substantial business experience as Chairman and Chief Executive Officer of a multinational public company in the consumer goods and services sector, where he was employed for over 35 years. As a member of the board of directors of large public companies other than Delta, Mr. Carp served on the audit, compensation, finance and governance committees.

Committees:	Corporate Governance (Chairman); Safety and Security
Directorships:	Norfolk Southern Corporation; Texas Instruments Inc.; Liz Claiborne Inc. (2006-2009)

David G. DeWalt	Age 48	Joined Delta’s Board November 22, 2011

Mr. DeWalt was President and Chief Executive Officer of McAfee, Inc. a security technology company, from 2007 until 2011 when McAfee, Inc. was acquired by Intel Corporation. From 2003 to 2007, Mr. DeWalt held executive positions with EMC Corporation, a provider of information infrastructure technology and solutions, including serving as Executive Vice President and President-Customer Operations and Content Management Software.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. DeWalt should serve as a director include Mr. DeWalt’s substantial expertise in the information technology industry and his strategic and operational experience as Chief Executive Officer of McAfee, Inc. As a member of the board of directors of public companies other than Delta, Mr. DeWalt served as Chairman of the Board and on the audit and compensation committees.

Committees:	Finance; Safety and Security
Directorships:	Jive Software, Inc.; Polycom Inc.
Affiliations:	National Security & Technology Advisory Committee

Mickey P. Foret	Age 66	Joined Delta’s Board October 29, 2008

Mr. Foret has served as President of Aviation Consultants LLC since 2002. He was Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc. from 1998 to 2002, and also served as Chairman and Chief Executive Officer of Northwest Cargo from 1999 to 2002. Mr. Foret served as President and Chief Operating Officer of Atlas Air, Inc. from 1996 to 1997, and as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc. from 1993 to 1996.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Foret should serve as a director include Mr. Foret’s experience in the airline industry, where he held numerous senior executive positions for over 35 years, particularly in the finance area. He served as Chief Financial Officer of Northwest Airlines, Inc. for seven years. Mr. Foret has also served on the audit, compensation, finance and governance committees of the board of directors of other public companies.

Committees:	Corporate Governance; Finance
Directorships:	Nash Finch Company; URS Corporation; ADC Telecommunications, Inc. (2003-2010); Northwest Airlines Corporation (2007-2008).

Shirley C. Franklin	Age 67	Joined Delta’s Board July 20, 2011

Ms. Franklin has been Chair of the Board and Chief Executive Officer of Purpose Built Communities, Inc., a national non-profit organization established to transform struggling neighborhoods into sustainable communities, since 2011. From 2010 to 2011 Ms. Franklin was on the faculty of Spelman College. Ms. Franklin served as Mayor of the city of Atlanta from 2002 to 2010.

Experience:

The qualifications that led the Board of Directors to conclude that Ms. Franklin should serve as a director include Ms. Franklin’s extensive executive leadership experience, business experience and financial expertise. She has over 38 years of leadership experience in various positions in city government and other organizations, including her eight years as Mayor of Atlanta. She also served on the audit and environment and health committees of a board of directors of a public company other than Delta.

Committees:	Audit; Personnel & Compensation
Directorships:	Mueller Water Products, Inc.
Affiliations:	Atlanta Regional Commission on Homelessness (Co-Chair); National Center for Civil and Human Rights (Co-Chair); United Way of Metropolitan Atlanta; United Nations Institute for Training and Research

David R. Goode	Age 71	Joined Delta’s Board April 22, 1999

Mr. Goode was Chairman of the Board of Norfolk Southern Corporation from 1992 until his retirement in 2006; Chairman and Chief Executive Officer of that company from 2004 through 2005; and Chairman, President and Chief Executive Officer of that company from 1992 to 2005. He held other executive officer positions with Norfolk Southern Corporation from 1985 to 1992.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Goode should serve as a director include Mr. Goode’s over 25 years experience in the transportation industry, including many years as Chairman, Chief Executive Officer and President of a large public railroad company. As a member of the board of directors of other public companies, Mr. Goode served on compensation committees, and he is a member of two leadership groups focused on executive compensation.

Committees:	Personnel & Compensation (Chairman); Finance
Directorships:	Caterpillar Inc.; Texas Instruments Inc. (1996-2011)
Affiliations:	Member, The Business Council

Paula Rosput Reynolds	Age 55	Joined Delta’s Board August 17, 2004

Ms. Reynolds has been President and Chief Executive Officer of PreferWest, LLC, a business advisory group, since 2009. She was Vice Chairman and Chief Restructuring Officer of American International Group, Inc. from October 2008 to September 2009, the period that followed the U.S. government’s acquisition of ownership of that company. She served as President and Chief Executive Officer of Safeco Corporation from 2006 to 2008 when Safeco was acquired by another company. Ms. Reynolds was Chairman of AGL Resources from 2002 to 2005, and President and Chief Executive Officer from 2000 to 2005. She was President and Chief Operating Officer of Atlanta Gas Light Company, a wholly-owned subsidiary of AGL Resources, from 1998 to 2000.

Experience:

The qualifications that led the Board of Directors to conclude that Ms. Reynolds should serve as a director include Ms. Reynolds’ significant experience as Vice Chairman of a large public company and as Chairman and Chief Executive Officer of two other large public companies, including a public utility. In these roles, she has experience in risk management and energy trading. As a member of the boards of directors of public companies other than Delta, Ms. Reynolds served on the audit, executive, finance and governance committees.

Committees:	Audit; Corporate Governance
Directorships:	Anadarko Petroleum Corporation; BAE Systems, Inc.; TransCanada Corporation; Coca-Cola Enterprises (2001-2007); Safeco (2006-2008)

Kenneth C. Rogers	Age 51	Joined Delta’s Board April 14, 2008

Mr. Rogers has been a Delta pilot since 1990 and is currently a Boeing 767ER First Officer. He served as a nonvoting associate member of Delta’s Board of Directors, designated by the Delta MEC, from 2005 to 2008. Mr. Rogers was a pilot in the United States Air Force from 1983 to 1990. Mr. Rogers was designated by the Delta MEC as the Pilot Nominee and was elected to the Board in 2008, 2009, 2010 and 2011.

Experience:	As a pilot designated by the Delta MEC to serve on the Board of Directors, Mr. Rogers provides a unique perspective into the airline industry and related labor relations matters.
Committees:	Finance; Safety and Security (Vice Chairman)

Kenneth B. Woodrow	Age 67	Joined Delta’s Board July 1, 2004

Mr. Woodrow was Vice Chairman of Target Corporation from 1999 until his retirement in December 2000. He served as President of Target Corporation from 1994 until 1999 and held other management positions in that company from 1971 until 1994.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Woodrow should serve as a director include Mr. Woodrow’s nearly 30 years of experience in marketing, operations and finance at a public company with a large number of general merchandise retail stores throughout the United States. Mr. Woodrow held positions during that time that included Vice Chairman, President and Chief Financial Officer. Mr. Woodrow has experience as a member of the board of directors of another public company where he served on the audit, finance and governance committees.

Committees:	Finance (Chairman); Personnel & Compensation
Directorships:	Visteon Corporation (2004-2010)

BENEFICIAL OWNERSHIP OF SECURITIES

Directors, Nominees for Director and Executive Officers

The following table sets forth the number of shares of Delta common stock beneficially owned as of April 20, 2012, by each director and director-nominee, each person named in the Summary Compensation Table in this proxy statement, and all directors and executive officers as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
Directors:
Mr. Anderson	3,833,583	(2)
Mr. Bastian	1,785,078	(2)
Mr. Bostock	55,074	(2)
Mr. Brinzo	37,973
Mr. Carp	42,903
Mr. DeWalt	15,800
Mr. Engler	52,324	(2)
Mr. Foret	87,878	(2)
Ms. Franklin	14,750
Mr. Goode	47,973
Ms. Reynolds	37,973
Mr. Rogers	4,159
Mr. Woodrow	37,973
Named Executive Officers:
Mr. Gorman	1,602,940	(2)
Mr. Halter	433,786	(2)
Mr. Hauenstein	1,081,930	(2)
Directors and Executive Officers as a Group (19 Persons)	11,151,929	(2)

(1)	No person listed in the table beneficially owned 1% or more of the outstanding shares of common stock. The directors and executive officers as a group beneficially owned 1.3% of the 849,639,086 shares of common stock outstanding on April 20, 2012.

(2)	Includes the following number of shares of common stock which a director or executive officer has the right to acquire upon the exercise of stock options that were exercisable as of April 20, 2012, or that will become exercisable within 60 days after that date:

Name	Number of Shares
Mr. Anderson	1,910,690
Mr. Bastian	1,214,090
Mr. Bostock	9,146
Mr. Engler	9,146
Mr. Foret	9,146
Mr. Gorman	922,280
Mr. Halter	273,900
Mr. Hauenstein	724,100
Directors & Executive Officers as a Group	6,240,421

Beneficial Owners of More than 5% of Voting Stock

The following table provides information about each entity known to Delta to be the beneficial owner of more than five percent of Delta’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class on April 20, 2012
BlackRock, Inc.	46,827,458	(1)	5.51%
40 East 52nd Street
New York, NY 10022

Janus Capital Management LLC	63,718,993	(2)	7.50%
Janus Overseas Fund	54,139,356	(2)	6.37%
151 Detroit Street
Denver, CO 80206

Wellington Management Company, LLP	56,645,427	(3)	6.67%
280 Congress Street
Boston, MA 02210

(1)	Based on an Amendment to Schedule 13G filed February 13, 2012, in which BlackRock, Inc. and certain affiliates reported that, as of December 30, 2011, it had sole voting and sole dispositive power over all 46,827,458 of these shares.

(2)	Based on an Amendment to Schedule 13G filed February 14, 2012, in which Janus Capital Management Company LLC reported that, as of December 31, 2011, it had sole voting and sole dispositive power over 63,718,593 of these shares, and shared voting and shared dispositive power over 400 of these shares and in which Janus Overseas Fund reported that, as of December 31, 2011, it had sole voting and sole dispositive power over all 54,139,356 of these shares. As a result of Janus Capital’s role as investment advisor or sub-advisor to Janus Overseas and two other investment companies, the 54,139,356 shares held by Janus Overseas are included in the 63,718,993 shares deemed held by Janus Capital.

(3)	Based on an Amendment to Schedule 13G filed February 14, 2012, in which Wellington Management Company, LLP reported that, as of December 31, 2011, it had sole voting power over none of these shares, shared voting power over 44,115,672 of these shares and shared dispositive power over all 56,645,427 of these shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Personnel & Compensation Committee of the Board of Directors (the “P&C Committee”) oversees the development of, reviews and approves Delta’s executive compensation program. This section of the proxy statement provides an overview and analysis of our executive compensation program. It discusses our executive compensation philosophy and objectives; the administration of the executive compensation program; and the material elements of the program. It also reviews the actions taken by the P&C Committee in 2011 and the compensation of our named executive officers.

Executive Summary

Our performance in 2011.    Delta’s financial performance in 2011 was among the best in the company’s history and in the industry, reflecting our solid revenue momentum, conservative approach to capacity management, best-in-class cost structure, focus on debt reduction initiatives, and the hard work and commitment of our employees. During the year, we also made substantial long term investments in our business that are intended to generate superior returns by enhancing our product, technology and facilities. Key accomplishments in 2011 include:

•	Strong financial results

•	Excluding special items, net income was $1.2 billion,[1] as the company offset $3 billion of higher fuel expense through strong revenue performance, fuel hedging and cost containment.

•	Reduced adjusted net debt[1] to $12.9 billion, a $4.1 billion reduction since 2010, which keeps the company on track to reach $10 billion in adjusted net debt by 2013.

•	Ended 2011 with $5.4 billion in unrestricted liquidity, consisting of $3.6 billion in cash and cash equivalents and short term investments and $1.8 billion in undrawn revolving credit facilities.

•	Generated a 9.1% return on invested capital,[1] which represented the second year in a row we have returned our cost of capital.

•	Solid revenue growth and cost focus

•	Increased operating revenue to $35 billion, an 11% increase over 2010, as the company aligned capacity with demand and recovered higher fuel prices through revenue initiatives.

•	Improved unit revenue by:

•	responding quickly to global economic volatility in 2011 with appropriate capacity discipline;

•

focusing on strategic business priorities, including building a leading network presence in New York, maximizing opportunities with our joint venture with Air France-KLM and Alitalia and growing corporate relationships through our global sales force;

•	extending Delta’s route network through alliance and codeshare agreements and investments; and

•	growing revenues from the SkyMiles frequent flyer program, and ancillary products and services, including implementing new merchandising initiatives such as Economy Comfort and first class upsell.

•

Maintained best-in-class cost structure relative to other U.S. network airlines despite significantly higher fuel costs. Excluding fuel expense, special items, ancillary business and profit sharing, consolidated unit cost[1] was up 3.2% in 2011 compared to 2010.

•	Substantial long-term investments in our business

•	Continued a $2 billion investment to enhance our product, technology and facilities.

1 See “Supplemental Information about Financial Measures” at the end of this proxy statement for a reconciliation of non-GAAP financial measures to the corresponding GAAP financial measure, and the reasons we use non-GAAP financial measures.

•	Includes aircraft fleet enhancements, e-commerce improvements and state-of-the-art terminals at New York’s John F. Kennedy International Airport and Hartsfield-Jackson Atlanta International Airport.

•	Closing on a slot trade agreement with US Airways, allowing Delta to build the leading network position in New York — LaGuardia, with over 250 daily departures by summer 2012.

•	Other company highlights

•	Achieved final resolution of union representation issues in the fall of 2011, allowing Delta to transition all employees to a common set of pay, benefits and work rules.

•

Significantly improving our operational performance, resulting in an on-time arrival rate of more than 83%, a 24% reduction in lost baggage and 37% fewer customer complaints compared to 2010. Analysis by The Wall Street Journal ranked Delta’s 2011 operational performance second in the industry, and singled Delta out for its “major operational turnaround”.

•

Receiving recognition from leading publications in 2011, including being named Fortune’s Most Admired Airline, best airline for business by Business Travel News, best domestic airline by Travel Weekly and top-tech friendly airline by PC World.

Pay for performance.    Pay for performance is the foundation of our executive compensation philosophy. Our executive compensation program places a substantial portion of total compensation at risk- 93% of our Chief Executive Officer’s (“CEO”) and 85% of our other named executive officers’ total compensation is at risk.

Furthermore, the majority of Mr. Anderson’s compensation is performance-based. The P&C Committee sets aggressive performance goals under our annual and long term incentive plans to drive Delta’s business strategy and to deliver value to our stockholders. Consistent with these principles:

•

The vast majority of the compensation opportunity for our executive officers is at risk based on Delta’s financial, operational, customer service and stock price performance and the officer’s continued employment with the company. As the following charts show, at-risk compensation constitutes 93% of the targeted compensation for our CEO and 85% for other named executive officers.

•

The P&C Committee designs our incentive plans to closely align the interests of management with frontline employees by using many of the same financial and operational performance measures in both our executive and broad-based employee compensation programs. If there is no payout under Delta’s broad-based employee profit sharing program (the “Profit Sharing Program”) for the year, there will be no payment under the annual incentive plan’s financial performance measure and any payment to executive officers for other performance measures may not exceed the target level and will be made in restricted stock rather than in cash, which does not vest until there is a profit sharing payment.

•

We achieved very strong financial results for 2011, despite a $3 billion higher fuel expense over the prior year, while significantly improving our operational and customer service performance from 2010. Based on our 2011 performance, we paid $324 million under our broad-based Profit Sharing Program and employee shared rewards program (the “Shared Rewards Program”). These programs are prime ways in which Delta employees share in the company’s success.

Corporate governance and compensation initiatives.    Our executive compensation program reflects corporate governance policies and compensation practices that are transparent, consistent with best practices and aligned with the interests of our stockholders, customers and employees. In 2011, the P&C Committee adopted an equity compensation plan policy that:

•	Reaffirms our equity plan’s prohibition against the repricing of stock options and stock appreciation rights;

•	Clarifies that the repricing prohibition also includes cash buyouts; and

•	Requires a one-year minimum vesting period for performance-based awards.

This new policy supplements the many corporate governance and compensation initiatives established in the past few years, as outlined in the following chart:

Corporate Governance Policies

•    Compensation clawback policy applicable to all officers

•    Stock ownership guidelines for executive officers and directors

•    Equity award grant policy that establishes objective, standardized criteria for the timing of the grant of equity awards

•    Double trigger for vesting of incentive awards upon a change in control

•    Anti-hedging policy

Compensation Programs Not Offered

•      Excise tax reimbursement for payments made in connection with a change in control

•      Tax reimbursement for several officer benefits, including supplemental life insurance and home security services

•      Loss on sale on residence relocation protection for named executive officers

•      Employment contracts

•      Supplemental executive retirement plans, company cars, club memberships or other significant perquisites

Our Employee Commitment

Delta’s employees are critical to the company’s success. Our strong financial, operational and customer service results in 2011 would not have been possible without the dedication and determination of our employees. During 2011, we continued our commitment to promoting a culture of open, honest and direct communications; making Delta a great place to work; and building an environment that encourages diversity, integrity and respect. Key actions in 2011 include:

•

Paying $264 million under Delta’s broad-based Profit Sharing Program in recognition of the achievements of our employees in meeting Delta’s financial targets for the year, which represents 4.85% of eligible earnings for each employee.

•

Awarding $60 million under Delta’s broad-based Shared Rewards Program, based on the hard work of our employees in meeting on-time arrival, baggage handling and flight completion factor performance goals during 2011.

•	Contributing $1 billion to Delta’s broad-based defined contribution and defined benefit retirement plans.

•

Investing over $7 billion in our people, which includes salaries, pension funding, health insurance, 401(k) contributions, Profit Sharing Program, Shared Rewards Program, life, disability and survivor benefits, travel benefits and training.

In the fall of 2011, the National Mediation Board dismissed all pending challenges that have been filed by the Association of Flight Attendants and International Association of Machinists relating to the 2010 union representation elections. Immediately following the dismissal, Delta began transitioning those employees to a common set of pay, benefits and work rules, which transition will be completed by mid-2012. This concludes all of the integration-related representation issues arising from our recent merger. During that time, Delta employees in nine groups, covering approximately 56,000 employees, preserved the direct relationship and culture Delta has maintained over the decades.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy and objectives are directly related to our business strategy. In 2011, our primary business goals included positioning Delta as our customers’ global airline of choice, maximizing revenue, aligning capacity with demand, improving the fuel efficiency of our fleet, continuing to manage costs and delivering industry-leading financial results.

To achieve these goals, the P&C Committee continued the executive compensation philosophy and objectives from the previous year, concluding this approach remained important to deliver value to stockholders, customers and employees. Our principle objectives are to promote a pay for performance culture which:

•	Places a substantial majority of total compensation at risk and utilizes stretch performance measures that provide incentives to deliver value to our stockholders. As discussed below, the payout opportunities for executive officers under our annual and long term incentive plans depend on Delta’s financial, operational and customer service performance as well as the price of our common stock.

•

Closely aligns the interests of management with frontline employees by using many of the same performance measures in both our executive and broad-based compensation programs. Consistent with this objective, the goals that drive payouts to frontline employees under our broad-based Profit Sharing and Shared Rewards Programs are some of the metrics included in our annual incentive plan.

•	Provides compensation opportunities that assist in motivating and retaining existing talent and attracting new talent to Delta when needed.

Say on Pay Voting Results

At our 2011 annual meeting, we asked stockholders for a non-binding advisory vote to approve the 2010 compensation of our named executive officers as disclosed in the prior year’s proxy statement, which we referred to as a “say on pay” advisory vote.

The holders of 98.9% of the shares represented and entitled to vote at the 2011 annual meeting voted for approval of the compensation of our named executive officers. We are pleased with this result and believe our stockholders confirmed our executive compensation philosophy, policies and programs. The P&C Committee took these results into account by continuing to emphasize our pay for performance philosophy by utilizing stretch performance measures that provide incentives to deliver value to our stockholders.

In preparation for this year’s say on pay vote, we discussed our executive compensation program with several institutional investors to ensure that we continue to consider their input and incorporate best practices into our program.

In addition, the holders of 79% of the shares represented and entitled to vote at the 2011 annual meeting voted for approval of an annual frequency for future advisory votes on executive compensation. In accordance with the voting results and its previous recommendation, at this time the Board of Directors has a policy to hold an advisory vote on executive compensation on an annual basis.

Administration of the Executive Compensation Program

The following table summarizes the roles and responsibilities of the key participants related to the executive compensation program.

Key Participants	Role and Responsibilities
P&C Committee

The P&C Committee oversees the development of, reviews and approves the executive compensation program. In this role, the P&C Committee:

•    Approves Delta’s executive compensation philosophy and objectives

•    Ensures that Delta’s executive compensation program is designed to link pay with company performance

•    Selects the peer group used to assess the executive compensation program

•    Determines the design and terms of the annual and long term incentive compensation plans

•    Establishes the compensation of the CEO and other executive officers

•    Performs an annual evaluation of the CEO

Key Participants	Role and Responsibilities

•    Operates under a written charter that requires the P&C Committee to consist of three or more directors. Each member must:

•    be “independent” under NYSE rules and Delta’s independence standards

•    qualify as a “non-employee” director under SEC rules

•    be an “outside director” under Section 162(m) of the Internal Revenue Code

•    Meets regularly in executive session without management

Independent Compensation Consultant

Since 2007, the P&C Committee has retained Frederic W. Cook & Co. (“Cook”) as its independent executive compensation consultant. In this role, Cook:

•    Provides advice regarding:

•    Delta’s executive compensation strategy and programs

•    the compensation of the CEO and other executive officers

•    the selection of the peer group used to assess the executive compensation program

•    general compensation program design

•    the impact of regulatory, tax, and legislative changes on Delta’s executive compensation program

•    executive compensation trends and best practices

•    the compensation practices of competitors

•    Meets regularly with the P&C Committee in executive session without management

•    Provides no other services to Delta

•    May work directly with management on behalf of the P&C Committee but this work is always under the control and supervision of the P&C Committee

The P&C Committee considered Cook’s advice when determining executive compensation plan design and award levels in 2011

Key Participants	Role and Responsibilities
Management

Under the supervision of the P&C Committee, Delta’s human resources department is responsible for the ongoing administration of the executive compensation program.

•    The Executive Vice President-HR & Labor Relations and his staff serve the P&C Committee and, in cooperation with Cook, prepare proposed compensation programs and policies for review by the P&C Committee at the request of the P&C Committee and the CEO

The following individuals also are involved in the administration of our executive compensation program:

•    The CEO makes recommendations to the P&C Committee regarding the compensation of executive officers other than himself

•    The Chief Financial Officer and his staff evaluate the financial implications of executive compensation proposals and financial performance measures in incentive compensation arrangements

•    The Vice President — Corporate Audit and Enterprise Risk Management confirms the proposed payouts to executive officers under our annual and long term incentive plans are calculated correctly and comply with the terms of the applicable performance-based plan

Compensation Decision Factors

The P&C Committee does not use a strict formula in determining executive compensation, but considers a number of factors, including competitive market data, internal equity, role and responsibilities, business and industry conditions and individual experience and performance. When making compensation decisions, the P&C Committee reviews compensation “tally sheets” prepared by Cook. The tally sheets detail the total compensation and benefits for each executive officer, including the compensation and benefits the officer would receive under hypothetical termination of employment scenarios.

Competitive Market Data; Peer Group

In 2011, based on recommendations from Cook, the P&C Committee modified the peer group it uses for executive compensation purposes to reflect Delta’s increased size, complexity, global presence and business. The new peer group consists of four major U.S. airlines and eighteen other companies with revenue and other business characteristics similar to Delta in the hotel/leisure, transportation/distribution, machinery/aerospace/defense and retail industries. The industries selected have aspects of operations that are similar to Delta. In expanding the peer group beyond the airline industry, the P&C Committee considered the ongoing merger activity in the industry and recognized that the number of comparably-sized airlines is too small to provide stable and reliable market data for executive compensation purposes. In addition, Delta competes for management talent with companies both inside and outside the airline industry, and the other major airlines use broader industry peer groups to assess their executive compensation programs.

The companies in the custom peer group are:

Company Name	Revenue[1] ($)	Market Capitalization[2] ($)	International Operations as Percentage of Revenue[3] (%)
Airlines
American Airlines, Inc.	23,957	117	40
United Continental Holdings, Inc.	37,110	6,243	41
US Airways, Inc.	13,055	822	26
Southwest Airlines Co./AirTran Airways	15,658	6,664	N/A
Hotel/Leisure
Carnival Corporation	15,793	19,434	50
Marriott International, Inc.	12,317	9,776	N/A
Transportation/Distribution
The Coca-Cola Company	46,565	158,918	60
FedEx Corporation	39,304	26,263	30
Norfolk Southern Corporation	11,172	24,489	N/A
PepsiCo, Inc.	66,504	103,732	42
Sysco Corporation	39,323	17,302	11
Union Pacific Corporation	19,557	51,177	10
United Parcel Service, Inc.	53,105	52,962	23
Machinery/Aerospace/Defense
The Boeing Company	68,735	54,516	50
Honeywell International Inc.	36,529	42,040	42
L-3 Communications Corporation	15,169	6,659	14
Textron Inc.	11,275	5,413	37
United Technologies Corporation	58,190	66,226	47
Retail
Best Buy Co., Inc.	50,272	8,259	26
The Home Depot, Inc.	70,395	64,808	11
Lowe’s Companies, Inc.	50,208	31,790	N/A
Target Corporation	69,865	34,399	N/A

75th Percentile	52,397	52,516	42
Median	38,207	25,376	34
25th Percentile	15,692	7,063	16

Delta Air Lines	35,115	6,853	36

Source: Standard & Poors Research Insight®

(1)	Last 12 months ended December 31, 2011. In millions.

(2)	As of December 31, 2011. In millions.

(3)	As of December 31, 2011. N/A indicates either data was not available or no significant foreign revenues were reported.

We believe peer group data should be used as a point of reference, not as the determining factor in our executive officers’ compensation. In general, the P&C Committee’s objective is to bring target total direct compensation opportunities to the peer group median over time, with individual variation based on the individual’s role within Delta, performance and experience. Delta does not have a specific compensation target for each element of compensation, but historically has emphasized long term incentive opportunities over base salaries, which are a fixed cost.

When compared to these businesses, Delta’s total compensation opportunities in 2011 for named executive officers are on average between the 25th percentile and the median. As stated above, the P&C Committee uses this data as a point of reference, not as the determining factor in setting compensation.

Elements of Compensation

Compensation elements for our executive officers include:

Component	Objective	Characteristics
Base Salary	• Provides a fixed amount of cash compensation for performing day-to-day functions based on level of responsibility, experience and individual performance

•   Most companies target base salary at market median, however, generally the base salaries of our executive officers are below the 25th percentile of base salaries of those in our peer group

•   Mr. Anderson’s base salary is $600,000 and has not changed since he joined Delta as CEO on September 1, 2007

•   There have been no base salary increases for executive officers in 2010 or 2011

Annual Incentive Plan	• Rewards short-term financial, operational and customer service performance • Aligns with our broad based Profit Sharing and Shared Rewards Programs in which our employees participate

•   Annual incentive awards for our executive officers are based on objective, pre-established performance criteria, including financial, operational and customer service performance goals

•   Award targets are set as a percentage of base salaries

•   Award payment amounts will be limited if no profit sharing is paid to Delta employees; plus any amounts payable to executive officers will be paid in restricted stock (rather than in cash) with restrictions that do not lapse until a profit sharing payment is made (with certain exceptions)

Long-Term Incentive Plan

•   Rewards long term company performance based on internal performance goals and those relative to airline peers

•   Aligns with interests of stockholders

•   Facilitates executive officer stock ownership

•   Encourages retention of our management employees

•   Awards are provided through equal portions of performance awards and restricted stock

•   Performance awards are earned based on achievement of objective, pre-established performance measures, including average annual operating income margin, cumulative revenue growth and return on invested capital over a two year performance period payable to executive officers in stock

•   Restricted stock is subject to a two-year vesting period

Benefits	• Attracts and retains highly qualified executives with competitive benefit plans

•   Participation in health, welfare and retirement benefit plans on the same terms as all Delta employees

•   Certain additional benefits are provided to our executive officers, such as financial planning and supplemental life insurance coverage

As shown previously in the compensation mix pie charts, at-risk compensation is the largest portion of the total compensation opportunity for the CEO and the other named executive officers. The P&C Committee believes this is the appropriate approach for aligning the interests of our named executive officers and stockholders.

Base Salary. The base salaries of our executive officers are generally below the peer group median of similarly situated executives at companies in our custom peer group as described above. None of our executive officers received a salary increase in 2011 or 2010. Mr. Anderson’s salary has not changed since he joined Delta as CEO on September 1, 2007.

In 2011, the P&C Committee, based on the CEO’s recommendations, continued to place greater emphasis on long term performance based plans than on salary for executive officers.

Annual Incentives. The 2011 Management Incentive Plan (the “2011 MIP”) links pay and performance by providing approximately 2,200 management employees with a compensation opportunity based on Delta’s achieving key business plan goals in 2011 (which includes the same goals for the CEO, executive officers and substantially all management employees). It also aligns the interests of Delta management and employees because the goals that drive payouts under Delta’s broad-based Profit Sharing and Shared Rewards Programs are some of the metrics included in the 2011 MIP. Under the Profit Sharing Program, Delta pays employees a specified portion of its annual pre-tax income, as defined in the applicable plan document. Under the Shared Rewards Program, Delta pays employees up to $100 per month based on its on-time arrival, baggage handling and flight completion factor performance.

The 2011 MIP annual incentive opportunity for executive officers is based on Delta’s performance in the following areas:

Performance Category	Weighting	Performance Measure	Performance Measure Objective	Characteristics
Financial	50%	• Delta’s 2011 pre-tax income based on 2011 business plan targets	• Measures Delta’s profitability • Aligns executive incentives with Profit Sharing Program	• Same measure used in the Profit Sharing Program for Delta employees • No payment may be made for this performance metric unless there is a payout for 2011 under the Profit Sharing Program
Operational	30%	• Number of monthly goals met under Shared Rewards Program (75% weighting) • Number of monthly goals met by Delta Connection Carriers (25% weighting)	• Supports strategic focus on operational performance and therefore customer experience • Aligns executive incentives with Shared Rewards Program	• Same measure used in the Shared Rewards Program for Delta employees
Customer Service	20%	• Improvement of Domestic Network Net Promoter Score year-over-year (60% weighting) • Improvement of International Network Net Promoter Score year-over-year (40% weighting)	• Supports strategic focus on customer service	• Recognized measure of customer service and loyalty

To support our objective to be the global airline of choice, the merger integration performance measure used in 2009 and 2010 was replaced with a customer service measure. This performance measure is based on improvement of Delta’s Net Promoter Score (“NPS”) year-over-year for each of the domestic and international networks. NPS is a customer loyalty metric that measures how likely customers are to recommend Delta to a friend or colleague. The score is based on the percentage of surveyed customers who would definitely recommend less the percentage who are either neutral or would not recommend. The P&C Committee selected NPS due to the objective methodology used to collect and analyze this data, the many years of available comparable data for Delta and its correlation to the results of J.D. Power and Associates customer service rankings.

To ensure that executive officers are aligned with our employees, the executive officer’s 2011 MIP awards are subject to the following conditions if there is no Profit Sharing Program payout to employees for 2011:

•	The actual MIP award, if any, is capped at the target award opportunity, even if Delta’s performance for operational and customer service meets or exceeds the maximum level.

•	Any awards earned by executive officers under the 2011 MIP are made in restricted stock (“MIP Restricted Stock”)

The MIP Restricted Stock will vest when (1) there is a payout under the Profit Sharing Program or (2) the executive officer’s employment is terminated by Delta without cause, or due to the officer’s death or disability. If the executive officer voluntarily resigns or retires, the MIP Restricted Stock will vest when there is a payout under the Profit Sharing Program, as if the officer’s employment continued. The MIP Restricted Stock will be forfeited if, prior to vesting, the executive officer’s employment is terminated by Delta for cause. Since there was a payout under the Profit Sharing Program for 2011, the executive officers received their 2011 MIP award in cash.

The following chart shows the performance measures for executive officers under the 2011 MIP and the actual performance for each measure in 2011.

Performance Measure	Performance Levels		2011 Actual Performance	Percentage of Target Award Earned
Financial (50% weighting)
2011 Pre-tax income (1)	Threshold	$1,322 million	• $1,522 million • Exceeded threshold level but below target	65.3%
	Target	$1,974 million
	Maximum	$2,625 million
Operational (30% weighting)
Number of monthly goals met under Shared Rewards Program (75% weighting)	Threshold	16 Shared Rewards goals achieved	• 25 Shared Rewards goals met • Exceeded target level but below maximum	180%
	Target	21 Shared Rewards goals achieved
	Maximum	26 Shared Rewards goals achieved
Number of monthly goals met by Delta Connection Carriers (25% weighting)	Threshold	9 Delta Connection goals achieved	• 13 Delta Connection goals met • Exceeded threshold level but below target	90%
	Target	14 Delta Connection goals achieved
	Maximum	19 Delta Connection goals achieved

Customer Service (20% weighting)
Improvement of Domestic Network Net Promoter Score year-over-year (60% Weighting)	Threshold	+ 1 points	• +4.7 points • Exceeded target level but below maximum	185%
	Target	+ 3 points
	Maximum	+ 5 points
Improvement of International Network Net Promoter Score year-over-year (40% Weighting)	Threshold	+ 1 points	• +6 points • Exceeded maximum level	200%
	Target	+ 3 points
	Maximum	+ 5 points
			Total Percentage of Target Earned	118.1%

(1)	“Pre-tax income” means Delta’s annual consolidated pre-tax income calculated in accordance with GAAP and as reported in Delta’s SEC filings, but excluding (a) asset write downs related to long-term assets; (b) gains or losses with respect to employee equity securities; (c) gains or losses with respect to extraordinary, one-time or non-recurring events; and (d) expense accrued with respect to the broad-based employee Profit Sharing Program and the 2011 MIP.

The target award opportunities under the 2011 MIP are expressed as a percentage of the participant’s base salary. The P&C Committee determined the target award opportunities taking into consideration the peer group comparison.

Payments under the 2011 MIP could range from zero to 200% of the target award opportunity depending on the performance achieved. The P&C Committee sets performance measures at threshold, target and maximum levels for each performance measure, with (1) no payment for performance below the threshold level and (2) a potential payment of 50% of target for threshold performance, 100% of target for target performance and 200% of target for maximum performance.

Summarized in the table below are the 2011 MIP awards earned by each of the named executive officers:

Named Executive Officers	Base Salary	Target Award (as % of base salary)	Percentage of Target Award Earned	Total 2011 MIP Award
Mr. Anderson	$600,000	150%	118.1%	$1,062,900
Mr. Bastian	$500,000	150%	118.1%	$885,750
Mr. Gorman	$450,000	125%	118.1%	$664,313
Mr. Hauenstein	$400,000	100%	118.1%	$472,400
Mr. Halter	$385,000	100%	118.1%	$454,685

Because Delta was profitable in 2011, there was a $264 million payout under the Profit Sharing Program to approximately 80,000 employees. Accordingly, payments earned by named executive officers under the 2011 MIP were made in cash.

Long Term Incentives. The 2011 Long Term Incentive Program (“2011 LTIP”) links pay and performance by providing approximately 250 management employees with a compensation opportunity based on Delta’s financial performance over a two-year period, and aligns the interests of management and stockholders. The performance measures and goals are the same for the CEO, executive officers and all other participants in this plan.

Under the 2011 LTIP, executive officers received an award opportunity consisting of 50% performance awards and 50% restricted stock to balance the incentive opportunity between Delta’s financial performance relative to other airlines, internal company performance and its stock price performance. This mix and the other terms of the 2011 LTIP are intended to balance the performance and retention incentives with the high volatility of airline stocks.

Performance awards are a dollar-denominated long term incentive opportunity payable in common stock to executive officers and in cash to other participants. The payout, if any, of the performance award is based on the following three measures over the two-year period ending December 31, 2012:

Performance Measure	Measurement	Weighting
Average Annual Operating Income Margin	• Delta relative to composite performance of Industry Group*	50%
Cumulative Revenue Growth	• Delta relative to composite performance of Industry Group*	25%
Return on Invested Capital (ROIC)	• Delta’s absolute performance	25%

*	For purposes of the 2011 LTIP, the Industry Group consists of: Alaska Airlines, American Airlines, JetBlue Airlines, Southwest Airlines/AirTran Airways, United Airlines/Continental Airlines and US Airways.

The P&C Committee selected these performance measures because superior rankings in these areas should, over time, produce positive stockholder returns.

The following chart shows the range of potential payments of the performance awards based on the 2011 LTIP’s three performance measures. The potential payments may range from zero to 200% of the target award.

		Performance Measures
Performance Level	Percentage of Target Earned	Average Annual Operating Income Margin	Cumulative Revenue Growth	Return on Invested Capital
Maximum	200%	33.0% above Composite Performance	33.0% above Composite Performance	12.0% or Higher
Target	100%	Composite Performance	Composite Performance	10.0%
Threshold	50%	33.0% below Composite Performance	33.0% below Composite Performance	8.0%
Below Threshold	0%	33.1% below Composite Performance	33.1% below Composite Performance	Less than 8.0%

For additional information about the vesting and possible forfeiture of the 2011 LTIP awards, see “Post Employment Compensation — Other Benefits — The 2010 and 2011 Long Term Incentive Programs” in this proxy statement.

Restricted stock is common stock that may not be sold or otherwise transferred for a period of time, and is subject to forfeiture in certain circumstances. The 2011 LTIP generally provides that restricted stock will vest (which means the shares may then be sold) in two equal installments on February 1, 2012 and February 1, 2013, subject to the officer’s continued employment. The value of a participant’s restricted stock award will depend on the price of Delta common stock when the award vests.

The 2011 LTIP target awards are the largest component of each executive officer’s compensation opportunity, reflecting the P&C Committee’s focus on longer term compensation, Delta’s financial results relative to peer airlines, return on invested capital, as well as on Delta’s common stock price performance. The P&C Committee determined the target award opportunities so the participant’s total direct compensation opportunity is competitive.

2010 Long Term Incentive Program (“LTIP”). In 2010, the P&C Committee granted executive officers performance awards under the 2010 LTIP. Delta reported these award opportunities in its proxy statement for the applicable year.

The performance awards were denominated in cash but paid in shares of common stock. The payout of these award opportunities is based on the cumulative revenue growth and average annual pre-tax income margin ranking of Delta relative to an airline peer group over the two-year performance period ending December 31, 2011. Each of these financial performance measures is weighted equally, and the potential payout ranges from zero to 200% of the target award.

Summarized in the chart below is Delta’s relative ranking and the resulting percentage of target award opportunity earned under the 2010 LTIP:

Performance Measure	Weighing	Delta Ranking	Percentage of Target Earned
Cumulative Revenue Growth	50%	2nd	150%
Average Pre-Tax Income Margin	50%	3rd	100%
		Total Percentage of Target Award Earned	125%

Benefits. The named executive officers receive the same health, welfare and other benefits provided to all Delta employees, except Delta requires officers to obtain a comprehensive annual physical examination. Delta pays the cost of this examination, which is limited to a prescribed set of preventive procedures based on the person’s age and gender. Mr. Anderson is eligible to receive certain medical benefits under a 2001 agreement with his former employer, Northwest Airlines, but Mr. Anderson has voluntarily waived these benefits while employed by Delta. For additional information regarding the 2001 agreement, see “Pre-existing Medical Benefits Agreement with Northwest” in this proxy statement.

The named executive officers are also eligible for supplemental life insurance, financial planning services (capped at a maximum annual amount), home security services and flight benefits (for the executive officer, immediate family members and other designees and, in certain circumstances, the executive officer’s surviving spouse or domestic partner). Delta provides certain flight benefits to all employees and eligible retirees and survivors. These benefits are a low-cost, highly valued tool for attracting and retaining talent, and are consistent with industry practice. The perquisites received by named executive officers represent a small part of the overall compensation for executives and are offered to provide competitive compensation. See the Summary Compensation Table and the related footnotes for information regarding benefits received in 2011 by the named executive officers.

We do not provide any supplemental executive retirement plans (officers participate in the same on-going retirement plans as our non-contract employees), club memberships or company cars for any named executive officer.

Risk Assessment

The P&C Committee requested Cook conduct a risk assessment of Delta’s executive compensation program. Cook independently attested that Delta’s executive compensation program does not incent unnecessary risk taking, and the P&C Committee agrees with this assessment. In this regard, the P&C Committee notes the executive compensation program includes:

•	a compensation clawback policy for officers;

•	stock ownership guidelines for executive officers;

•	incentive compensation capped at specified levels;

•	an emphasis on longer-term compensation;

•	use of multiple performance measures, both annual and long term; and

•	an anti-hedging policy.

These features are designed to align executives with preserving and enhancing stockholder value. The clawback policy and the stock ownership guidelines are discussed below.

Executive Compensation Policies

The P&C Committee monitors the continuing discussions among corporate governance experts, securities regulators and related parties regarding best practices for executive compensation. Over the last few years, the P&C Committee has refined the corporate governance features of the executive compensation program to better align the program with stockholder interests and incent responsible behavior by adopting a compensation clawback policy for officers, stock ownership guidelines for executive officers, and an equity award grant policy. In 2011, the P&C Committee adopted a supplemental equity compensation plan policy to reflect current best practices. Additionally, Delta’s compliance program under the federal securities laws prohibits officers from engaging in certain securities hedging transactions. A brief discussion of these policies follows.

Clawback Policy. The compensation clawback policy holds officers accountable should any of them ever engage in wrongful conduct. Under this policy, if the P&C Committee determines an officer has engaged in fraud or misconduct that requires a restatement of Delta’s financial statements, the P&C Committee may recover all incentive compensation awarded to or earned by the officer for fiscal periods materially affected by the restatement. For these purposes, incentive compensation includes annual and long term incentive awards and all forms of equity compensation.

Stock Ownership Guidelines. Delta’s stock ownership guidelines strengthen the alignment between executive officers and stockholders. Under these guidelines, the current executive officers are required to own the following number of shares of Delta common stock:

Number of Shares
CEO	200,000
President	75,000
Executive Vice Presidents	50,000
CFO and General Counsel	40,000

For these purposes, stock ownership includes shares (including restricted stock) owned directly or held in trust by the executive officer or an immediate family member who resides in the same household. It does not include shares an executive officer has the right to acquire through the exercise of stock options. The stock ownership guideline for the CEO exceeds three times Mr. Anderson’s base salary based on the $10.75 closing price of Delta common stock on April 20, 2012. All of our executive officers exceed their required stock ownership level.

Equity Award Grant Policy. Delta’s equity award grant policy provides objective, standardized criteria for the timing, practices and procedures used in granting equity awards. Under this policy, the P&C Committee will consider approval of annual equity awards for management employees in the first quarter of the calendar year. Once approved, the grant date of these awards will be the later of (1) the date the P&C Committee meets to approve the awards and (2) the third business day following the date on which Delta publicly announces its financial results for the most recently completed fiscal year. Equity awards for new hires, promotions or other off-cycle grants may be approved as appropriate and, once approved, these awards will be made on the later of (1) the date on which the grant is approved and (2) the third business day following the date on which Delta publicly announces its quarterly or annual financial results if this date is in the same month as the grant.

Supplemental Equity Compensation Plan Policy. The P&C Committee adopted this policy to supplement the Delta 2007 Performance Compensation Plan. The policy reaffirms the prohibition against the repricing of stock options and stock appreciation rights under the Delta 2007 Performance Compensation Plan without stockholder approval, except in connection with certain corporate events; and clarifies that this repricing prohibition includes cash buyouts. In addition, the policy provides that all performance-based awards granted under the plan be subject to a one year minimum vesting period, with certain limited exceptions.

Anti-Hedging Policy. As part of its compliance program under the federal securities laws, Delta prohibits officers from engaging in exchange-traded put and call transactions involving Delta stock, or “short sales” of Delta securities. These short-term, highly leveraged transactions are prohibited because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest.

Compensation for Mr. Anderson

The P&C Committee determines the compensation of Mr. Anderson consistent with the approach used for our other executive officers. In accordance with our executive compensation philosophy and to further align the interests of Mr. Anderson and our stockholders, the vast majority of Mr. Anderson’s compensation opportunity is at risk and dependent on company and stock price performance.

The following details Mr. Anderson’s total compensation for 2011 and 2010.

•	Mr. Anderson did not receive a salary increase in 2011. His salary has not changed since he joined Delta as CEO on September 1, 2007.

•

Mr. Anderson’s annual MIP target award has also not changed since he joined Delta. Consistent with the terms of the MIP, the award Mr. Anderson earned under the MIP was paid in cash for 2011 and 2010 because there was a payout under the broad-based Profit Sharing Program for Delta employees in 2011 and 2010.

•	The P&C Committee increased Mr. Anderson’s long term incentive opportunity in 2011 to make progress toward the median total direct compensation of our peer group.

•	Mr. Anderson’s total compensation is substantially below the median of the total compensation of CEOs at other Fortune 100 companies.

The following table shows Mr. Anderson’s total compensation for 2011 and 2010.

Year	Salary ($)	Annual Incentive Plan (MIP) ($)	Long Term Incentive Program (LTIP)		All Other Compensation ($)	Total Compensation ($)
			Performance Awards ($)	Restricted Stock ($)
2011	600,000	1,062,900	3,500,000	3,500,047	191,607	8,854,554
2010	600,000	1,257,975	3,000,000	2,999,999	183,297	8,041,271

See the Summary Compensation Table and the related footnotes in this proxy statement for additional information about Mr. Anderson’s compensation. The amounts reported in the columns for the LTIP represent the aggregate fair value of the awards computed in accordance with FASB ASC Topic 718 on the applicable grant date. The amounts do not reflect the risk the awards may be forfeited in the event of certain terminations of employment or, for the performance awards, the risk there is no payout because the performance conditions are not met.

The P&C Committee believes Mr. Anderson’s compensation arrangements provide incentive for him to focus on improvements in company performance that will lead to greater stockholder value. Taken in total with the other elements of Delta’s executive compensation program, the P&C Committee further believes the right balance is struck between annual operating performance and long-term investments in the company’s operations.

Post Employment Compensation

Our executive officers do not have employment contracts or change in control agreements. They are eligible to receive certain benefits in the event of specified terminations of employment, including as a consequence of a change in control. These benefits are generally conservative compared with general industry standards.

The severance benefits for our named executive officers are described in “Post-Employment Compensation — Potential Post-Employment Benefits upon Termination or Change in Control” in this proxy statement.

Tax and Accounting Impact and Policy

The financial and tax consequences to Delta of the elements of the executive compensation program are important considerations for the P&C Committee when analyzing the overall design and mix of compensation. The P&C Committee seeks to balance an effective compensation program with an appropriate impact on reported earnings and other financial measures.

In making compensation decisions, the P&C Committee considers that Internal Revenue Code Section 162(m) limits deductions for certain compensation to any covered executive to $1 million per year. Under Section 162(m), compensation may be excluded from the $1 million limit if required conditions are met. The 2011 MIP and the performance awards under the 2011 LTIP meet the conditions for exclusion. Delta has substantial net operating loss carryforwards to offset or reduce our future income tax obligations and, therefore, the deduction limitations imposed by Section 162(m) would not impact our financial results at this time.

Equity awards granted under our executive compensation program are expensed in accordance with Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation. For further information regarding the accounting for our equity compensation, see Note 12 of the Notes to Consolidated Financial Statements in the 2011 Form 10-K.

Compensation Committee Report

The Personnel & Compensation Committee has reviewed and discussed with Delta management the Compensation Discussion and Analysis and, based on such review and discussion, the P&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE PERSONNEL & COMPENSATION COMMITTEE

David R. Goode, Chairman

John S. Brinzo

Shirley C. Franklin

Kenneth B. Woodrow

Information about Summary Compensation Table and Related Matters

The following table contains information about the compensation of the following executive officers during 2011: (1) Mr. Anderson, Delta’s principal executive officer; (2) Mr. Halter, Delta’s principal financial officer; and (3) Mr. Bastian, Mr. Gorman and Mr. Hauenstein, who were Delta’s three other most highly compensated executive officers on December 31, 2011. These persons are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)(3)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)(7)
Richard H. Anderson Chief Executive Officer	2011	600,000	0	7,000,047	0	1,062,900	0	191,607	8,854,554
	2010	600,000	0	5,999,999	0	1,257,975	0	183,297	8,041,271
	2009	600,000	0	6,602,115	0	0	0	1,173,217	8,375,332
Edward H. Bastian President	2011	500,000	0	3,500,023	0	885,750	34,948	140,711	5,061,432
	2010	500,000	0	2,999,999	0	1,048,313	20,269	114,953	4,683,534
	2009	500,000	0	3,418,385	0	0	18,560	78,640	4,015,585
Stephen E. Gorman	2011	450,000	0	2,200,077	0	664,313	0	62,734	3,377,124
Executive Vice President & Chief Operating Officer	2010	450,000	0	2,000,000	0	786,234	0	63,108	3,299,342
	2009	450,000	0	2,301,089	0	0	0	48,306	2,799,395
Hank Halter Senior Vice President & Chief Financial Officer	2011	385,000	0	1,100,096	0	454,685	34,328	89,742	2,063,851
	2010	385,000	0	1,250,028	0	538,134	13,689	77,204	2,264,055
	2009	382,917	0	1,124,241	0	0	15,080	56,854	1,579,092
Glen W. Hauenstein	2011	400,000	0	1,800,032	0	472,400	0	109,595	2,782,027
Executive Vice President — Network Planning & Revenue Management	2010	400,000	0	1,400,091	0	559,100	0	95,961	2,455,152
	2009	400,000	0	1,739,802	0	0	0	86,804	2,226,606

(1)	The amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the aggregate fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”), on the applicable grant date or, if earlier, the service inception date. The reported amounts do not reflect the risk the awards may be forfeited in the event of certain terminations of employment or, for awards subject to performance conditions, the risk there is no payout because the performance conditions are not met. See Note 12 of the Notes to the Consolidated Financial Statements in Delta’s 2011 Form 10-K for the assumptions used in determining these fair values.

The reported amounts for 2011 and 2010 in the “Stock Awards” column reflect award opportunities under Delta’s long term incentive plans. The reported amounts for 2009 in the “Stock Awards” column reflect award opportunities under Delta’s annual and long term incentive plans. For additional information, see footnotes 2, 3 and 4 to the Summary Compensation Table. Delta did not grant stock options to any named executive officer in 2011, 2010 or 2009.

(2)	The 2011 Long Term Incentive Program (“2011 LTIP”) links pay and performance, and aligns the interests of Delta management and stockholders. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the long term incentive opportunity for executive officers consists of performance awards and restricted stock.

The performance awards are denominated in dollars. The payouts, if any, earned by an executive officer will be made in stock based on the financial performance of Delta relative to other airlines and on Delta’s return on invested capital based on the business plan during the two-year period ending December 31, 2012.

The restricted stock vests in equal installments on February 1, 2012 and 2013, subject to the executive officer’s continued employment. It is subject to forfeiture in certain circumstances.

The reported amounts for 2011 in the “Stock Awards” column include the fair value of the performance awards and restricted stock under the 2011 LTIP computed in accordance with FASB ASC Topic 718 on February 3, 2011, the date these awards became effective.

(3)	For awards in the “Stock Awards” column that are subject to performance conditions, the fair value is computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance condition as of the applicable grant date or, if earlier, the service inception date. For these purposes, the fair value of the performance awards under the 2011 LTIP is computed based on performance at the target level.

If the awards subject to performance conditions were assumed to pay out at the maximum level, the aggregate fair value of such awards for the named executive officers would be as follows:

Name	2011 ($)	2010 ($)	2009 ($)
Mr. Anderson	7,000,000	6,000,000	5,500,000
Mr. Bastian	3,500,000	3,000,000	2,500,000
Mr. Gorman	2,200,000	2,000,000	1,750,000
Mr. Halter	1,100,000	1,250,000	750,000
Mr. Hauenstein	1,800,000	1,400,000	1,250,000

(4)	The 2011 Management Incentive Plan (“2011 MIP”) is an annual incentive plan which links pay and performance, and aligns the interest of Delta management and employees. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the annual incentive opportunity for executive officers under the 2011 MIP is based on Delta’s financial, operational and customer service performance relative to key business plan goals.

Payments, if any, earned by executive officers under the 2011 MIP are made (a) in cash if there is a payout under Delta’s broad-based employee profit sharing program (“Profit Sharing Program”) for 2011; and (b) in restricted stock if there is no such payout (“MIP Restricted Stock”).

Because Delta was profitable in 2011 and 2010, there were payouts to Delta employees under the Profit Sharing Program. Accordingly, payments earned by executive officers under the 2011 MIP and 2010 MIP were made in cash. These cash payments are reported for 2011 and 2010 in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Because Delta was not profitable in 2009, there was no payout under the Profit Sharing Program for that year. Accordingly, payments earned by executive officers under the 2009 MIP were made in MIP Restricted Stock based on Delta’s operational and merger integration performance and, if applicable, the officer’s leadership performance. These restricted stock awards are reported for 2009 in the “Stock Awards” column of the Summary Compensation Table. The MIP Restricted Stock vested when payments were made under the Profit Sharing Program in 2011.

(5)	Delta does not sponsor a supplemental executive retirement plan for any named executive officer.

The Delta Retirement Plan is a broad-based, non-contributory tax qualified defined benefit pension plan for nonpilot employees. Effective December 31, 2005, the Delta Retirement Plan was amended to freeze service, earnings and pay credits for all participants, including any participating named executive officers.

The reported amounts for 2011 reflect the aggregate change in the actuarial present value of each applicable named executive officer’s accumulated benefit under the Delta Retirement Plan measured from December 31, 2010 to December 31, 2011. Mr. Anderson, Mr. Gorman and Mr. Hauenstein are not eligible to participate in the Delta Retirement Plan because they did not complete 12 months of service before the plan was frozen on December 31, 2005. See “Post-Employment Compensation — Defined Benefit Pension Benefits” in this proxy statement for a description of this plan.

(6)	The reported amounts for 2011 include the following items:

Name	Contributions to Qualified Defined Contribution Retirement Plan ($)(a)	Payments due to Internal Revenue Code Limits Applicable to Qualified Defined Contribution Plan ($)(b)	Payment of Bankruptcy Claim ($)(c)	Life Insurance Premiums ($)(d)	Reimbursement of Taxes ($)(e)	Perquisites and Other Personal Benefits ($)(f)
Mr. Anderson	17,150	116,758	0	1,584	26,333	29,782
Mr. Bastian	17,150	91,232	431	1,320	17,666	12,912
Mr. Gorman	9,800	39,649	0	1,188	12,097	—
Mr. Halter	17,150	47,469	6,120	169	8,372	10,462
Mr. Hauenstein	17,150	49,987	0	1,056	15,564	25,838

(a)	Represents Delta’s contributions to the Delta Family-Care Savings Plan, a broad-based tax qualified defined contribution plan, based on the same fixed and matching contribution formula applicable to all participants in this plan.

(b)	Represents amounts paid directly to the named executive officer that Delta would have contributed to the officer’s account under the Delta Family-Care Savings Plan absent limits applicable to such plans under the Internal Revenue Code. These payments are based on the same fixed and matching contribution formula applicable to all participants in this plan and are available to any plan participant affected by such limits.

(c)	Represents the value of the shares issued in satisfaction of claims filed under Delta’s bankruptcy. The amount is based on the closing share price on the date the shares were issued.

(d)	Represents the annual premium on supplemental life insurance coverage equal to two times base salary which Delta provides to named executive officers. Effective January 1, 2010, Delta eliminated this coverage during retirement.

(e)	Represents tax reimbursements for flight benefits as described below. Effective January 1, 2010, Delta eliminated tax reimbursements for supplemental life insurance and home security services.

(f)	The amounts for Messrs. Anderson and Hauenstein consist of financial planning services; home security services; the cost of an annual physical examination that Delta’s Board of Directors requires for all officers; and flight benefits as described below. The amount for Mr. Bastian includes the cost of the required annual physical examination, and flight benefits. The amount for Mr. Halter includes financial planning services; the cost of the required annual physical examination, and flight benefits. Mr. Gorman did not receive perquisites or other personal benefits with a total incremental cost of $10,000 or more, the threshold for reporting under SEC rules. From time to time executive officers attend events sponsored by Delta at no incremental cost to Delta.

As is common in the airline industry, Delta provides complimentary travel and certain Delta Sky Club privileges for executive officers; the officer’s spouse, domestic partner or designated companion; the officer’s children and parents; and, to a limited extent, other persons designated by the officer. Complimentary travel for such other persons is limited to an aggregate imputed value of $20,000 per year for the CEO and President; $15,000 per year for executive vice presidents; and $12,500 per year for senior vice presidents. Delta reimburses the officer for associated taxes on complimentary travel with an imputed tax value of up to $25,000 per year for the CEO and President; $20,000 per year for executive vice presidents; and $17,500 per year for senior vice presidents. Unused portions of the annual allowances described in the previous two sentences accumulate and may be carried into succeeding years during employment. Complimentary travel is provided to the surviving spouse or domestic partner of eligible officers after the eligible officer’s death. Delta will not reimburse surviving spouses or domestic partners for associated taxes on complimentary travel under the survivor travel benefit. Delta’s incremental cost of providing flight benefits includes incremental fuel expense and the incremental cost on a flight segment basis for customer service expenses such as meals, onboard expenses, baggage handling, insurance, airport security and aircraft cleaning. In addition, certain executive officers have flight benefits on another airline.

(7)	As required by SEC rules, the amounts in the “Total” column represent the sum of the amounts in columns (c) through (i). As discussed in footnote (1) above, the amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, these amounts represent the aggregate fair value of awards computed in accordance with FASB ASC Topic 718 on the applicable grant date or, if earlier, the service inception date. The amounts do not reflect the risk the awards may be forfeited in the event of certain terminations of employment or, for awards subject to performance conditions, the risk there is no payout because the performance conditions are not met.

Grants of Plan-Based Awards Table

The following table provides information about annual and long term award opportunities granted to our named executive officers during 2011 under the 2011 MIP and the 2011 LTIP. These award opportunities are described in the “Compensation Discussion and Analysis” section of the proxy statement under “Elements of Compensation — Annual Incentives” and “Elements of Compensation — Long Term Incentives”.

Name/Type of Award	Grant Date(1)	Date of Personnel & Compen- sation Committee or Board Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Anderson
2011 MIP	1/1/11	12/15/10	450,000	900,000	1,800,000	—	—	—	—	—	—	—
2011 LTIP — Performance Award	2/3/11	2/3/11	—	—	—	437,500	3,500,000	7,000,000	—	—	—	3,500,000
2011 LTIP — Restricted Stock	2/3/11	2/3/11	—	—	—	—	—	—	303,560	—	—	3,500,047
Mr. Bastian
2011 MIP	1/1/11	12/15/10	375,000	750,000	1,500,000	—	—	—	—	—	—	—
2011 LTIP — Performance Award	2/3/11	2/3/11	—	—	—	218,750	1,750,000	3,500,000	—	—	—	1,750,000
2011 LTIP — Restricted Stock	2/3/11	2/3/11	—	—	—	—	—	—	151,780	—	—	1,750,023
Mr. Gorman
2011 MIP	1/1/11	12/15/10	281,250	562,500	1,125,000	—	—	—	—	—	—	—
2011 LTIP — Performance Award	2/3/11	2/3/11	—	—	—	137,500	1,100,000	2,200,000	—	—	—	1,100,000
2011 LTIP — Restricted Stock	2/3/11	2/3/11	—	—	—	—	—	—	95,410	—	—	1,100,077
Mr. Halter
2011 MIP	1/1/11	12/15/10	192,500	385,000	770,000	—	—	—	—	—	—	—
2011 LTIP — Performance Award	2/3/11	2/3/11	—	—	—	68,750	550,000	1,100,000	—	—	—	550,000
2011 LTIP — Restricted Stock	2/3/11	2/3/11	—	—	—	—	—	—	47,710	—	—	550,096
Mr. Hauenstein
2011 MIP	1/1/11	12/15/10	200,000	400,000	800,000	—	—	—	—	—	—	—
2011 LTIP — Performance Award	2/3/11	2/3/11	—	—	—	112,500	900,000	1,800,00	—	—	—	900,000
2011 LTIP — Restricted Stock	2/3/11	2/3/11	—	—	—	—	—	—	78,060	—	—	900,032

(1)	For purposes of this column, the grant date for the 2011 MIP is the date the performance period began. The grant date for the 2011 LTIP is the grant date or, if earlier, the service inception date determined under FASB ASC Topic 718.

(2)	These columns show the annual award opportunities under the 2011 MIP. For additional information about the 2011 MIP, see footnote 4 to the Summary Compensation Table and the “Compensation Discussion and Analysis” section of the proxy statement under “Elements of Compensation — Annual Incentives”.

(3)	These columns show the long term award opportunities under the performance award component of the 2011 LTIP. For additional information about the 2011 LTIP, see footnote 2 to the Summary Compensation Table.

(4)	This column shows the restricted stock component of the 2011 LTIP.

(5)	The amounts in this column do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the fair value of the awards computed in accordance with FASB ASC Topic 718 on the applicable grant date or, if earlier, the service inception date. For awards subject to performance conditions, the value shown is based on the probable outcome of the performance condition as of the applicable grant date or, if earlier, the service inception date. The amounts do not reflect the risk that the awards may be forfeited in the event of certain terminations of employment or, in the case of performance awards, that there is no payout if the required performance measures are not met.

Outstanding Equity Awards at Fiscal Year-end Table

The following table provides information regarding the outstanding equity awards on December 31, 2011 for each of the named executive officers.

Name	Grant Date(1)	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Anderson
2011 LTIP- Restricted Stock	2/3/2011	—	—	—	—	303,560	2,455,800
2010 LTIP-Restricted Stock	2/4/2010	—	—	—	—	130,890	1,058,900	—	—
Merger Award-Stock Options	10/29/2008	1,520,000	—	7.99	10/28/2018	—	—	—	—
2008 LTIP-Stock Options	4/3/2008	126,390	—	8.81	4/2/2018	—	—	—	—
Stock Options	9/1/2007	264,300	—	16.88	8/31/2017	—	—	—	—
Mr. Bastian
2011 LTIP- Restricted Stock	2/3/2011	—	—	—	—	151,780	1,227,900
2010 LTIP-Restricted Stock	2/4/2010	—	—	—	—	65,445	529,450	—	—
Merger Award-Stock Options	10/29/2008	940,000	—	7.99	10/28/2018	—	—	—	—
2008 LTIP-Stock Options	4/3/2008	71,090	—	8.81	4/2/2018	—	—	—	—
Stock Options	9/1/2007	60,100	—	16.88	8/31/2017	—	—	—	—
Stock Options	6/4/2007	142,900	—	18.84	4/29/2017	—	—	—	—
Mr. Gorman
2011 LTIP- Restricted Stock	2/3/2011	—	—	—	—	95,410	771,867
2010 LTIP-Restricted Stock	2/4/2010	—	—	—	—	43,630	352,967	—	—
Merger Award-Stock Options	10/29/2008	730,000	—	7.99	10/28/2018	—	—	—	—
2008 LTIP-Stock Options	4/3/2008	25,280	—	8.81	4/2/2018	—	—	—	—
Stock Options	12/1/2007	167,000	—	19.76	11/30/2017	—	—	—	—
Mr. Halter
2011 LTIP- Restricted Stock	2/3/2011	—	—	—	—	47,710	385,974
2010 LTIP-Restricted Stock	2/4/2010	—	—	—	—	27,270	220,614	—	—
Merger Award-Stock Options	10/29/2008	203,000	—	7.99	10/28/2018	—	—	—	—
2008 LTIP-Stock Options	4/3/2008	7,900	—	8.81	4/2/2018	—	—	—	—
Stock Options	6/4/2007	63,000	—	18.84	4/29/2017	—	—	—	—
Mr. Hauenstein
2011 LTIP- Restricted Stock	2/3/2011	—	—	—	—	78,060	631,505
2010 LTIP-Restricted Stock	2/4/2010	—	—	—	—	30,545	247,109	—	—
Merger Award-Stock Options	10/29/2008	520,000	—	7.99	10/28/2018	—	—	—	—
2008 LTIP-Stock Options	4/3/2008	31,600	—	8.81	4/2/2018	—	—	—	—
Stock Options	11/1/2007	67,000	—	20.20	10/31/2017	—	—	—	—
Stock Options	6/4/2007	105,500	—	18.84	4/29/2017	—	—	—	—

(1)	For purposes of this column, the grant date for the awards is the grant date or, if earlier, the service inception date determined under FASB ASC Topic 718.

(2)	The exercise price of the stock options granted on June 4, 2007, November 1, 2007, December 1, 2007, April 3, 2008, and October 29, 2008 is the closing price of the common stock on the NYSE on the applicable grant date. The exercise price of the stock options granted on Saturday, September 1, 2007 is the closing price of the common stock on the NYSE on Friday, August 31, 2007, the last trading day immediately preceding the grant date.

(3)	The stock options will expire sooner if the named executive officer’s employment terminates.

(4)	Subject to the named executive officer’s continued employment with Delta, these shares of restricted stock vest as follows:

February 4, 2010 Grant Date. On February 1, 2012.

February 3, 2011 Grant Date. In equal installments on February 1, 2012 and 2013.

The restricted stock is subject to forfeiture in certain circumstances.

(5)	In accordance with SEC rules, the amounts in this column for the market value of restricted stock are based on the $8.09 closing price of Delta common stock on the NYSE on December 30, 2011, the last trading day of the year.

(6)	This table does not include the performance award component of the 2011 LTIP because (a) these award opportunities are denominated in dollars, and (b) the payout, if any, earned by the named executive officers will be made in stock based on the operating income margin and cumulative revenue growth ranking of Delta relative to an airline peer group and the return on invested capital during the two-year period ending December 31, 2012. For additional information about the performance award component of the 2011 LTIP, see footnote 2 to the Summary Compensation Table and the Grants of Plan-Based Awards Table in this proxy statement.

Option Exercises and Stock Vested Table

The following table provides information regarding the vesting of stock for the named executive officers in 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Anderson	0	0	1,117,738	11,798,433
Mr. Bastian	0	0	593,081	6,227,806
Mr. Gorman	0	0	413,735	4,296,523
Mr. Halter	0	0	238,682	2,485,535
Mr. Hauenstein	0	0	301,403	3,140,601

(1)	The value realized on vesting is based on the closing price of Delta common stock on the NYSE on the applicable vesting dates. The numbers represent the vesting of award opportunities granted between 2008 and 2010.

Post-Employment Compensation

Defined Benefit Pension Benefits

Qualified Nonpilot Retirement Plan. The Delta Retirement Plan (“Retirement Plan”) is a broad-based, non-contributory qualified defined benefit pension plan for Delta nonpilot employees. To participate in the Retirement Plan, a nonpilot employee must have completed 12 months of service before the plan was frozen on December 31, 2005. As a result, Mr. Bastian and Mr. Halter are eligible to participate in the Retirement Plan but Mr. Anderson, Mr. Gorman and Mr. Hauenstein are not. We do not offer any supplemental executive retirement plans to our named executive officers.

Retirement benefits under the Retirement Plan are based on the same formula for all U.S. employees who are not covered by a collective bargaining agreement. Until July 1, 2003, Retirement Plan benefits were calculated using only a final average earnings formula (“FAE formula”). Under this formula, the benefit is based on an employee’s (1) final average earnings; (2) years of service prior to January 1, 2006; (3) age when the payment of benefits begins (which may not be before age 52); and (4) primary Social Security benefit. Final average earnings are the average of an employee’s highest average monthly earnings (based on the employee’s salary and eligible annual incentive compensation, if any) for the 36 consecutive months in the 120-month period immediately preceding the earlier of termination of employment or January 1, 2006. The monthly retirement benefit payable at the normal retirement age of 65 is determined by multiplying final average earnings by 60%, and then reducing that amount for service of less than 30 years with Delta and by 50% of the primary Social Security benefit payable to the employee. The 50% Social Security offset is also reduced for service of less than 30 years. Participants become fully vested in their FAE formula benefits after completing three years of service. Benefits determined under the FAE formula are paid in the form of a monthly annuity.

Effective July 1, 2003, the Retirement Plan was amended to transition to a cash balance formula. Generally, for employees hired (or rehired) after July 1, 2003, retirement benefits earned after that date are based only on the cash balance formula. Under this formula, each participant has an account, for recordkeeping purposes only, to which pay credits were allocated annually until January 1, 2006. These pay credits were based on 6% of a participant’s salary and eligible annual incentive compensation, if any. In addition, all balances in a participant’s account are credited with an annual interest credit which is currently based on a market rate of interest (the “Annual Interest Credit”). Participants become fully vested in their cash balance formula benefits after completing three years of service. At termination of employment, an amount equal to the then-vested balance of a participant’s cash balance account is payable to the participant, at his election, in the form of an immediate or deferred lump sum (to the extent the lump sum payment is available under the Internal Revenue Code) or equivalent monthly annuity benefit.

Employees covered by the Retirement Plan who were employed on July 1, 2003 are eligible for transition benefits as long as they remained continuously employed. For the period that began July 1, 2003 and ended December 31, 2005 (“Cash Balance Period”), these employees earned retirement benefits equal to the greater of the benefit determined under the Retirement Plan’s FAE formula or its cash balance formula.

Effective December 31, 2005, the Retirement Plan was amended (1) to freeze accrual of future benefits attributable to years of service and pay increases after December 31, 2005 under the FAE formula; and (2) to cease pay credits under the cash balance formula. Effective March 31, 2007, all benefits under the Retirement Plan were frozen; however, Annual Interest Credits will continue to be added to the cash balance account after December 31, 2005.

Pension Benefits Table

The table below shows certain pension benefit information for Mr. Bastian and Mr. Halter as of December 31, 2011. The table does not include any information for Mr. Anderson, Mr. Gorman or Mr. Hauenstein because they are not eligible to participate in the Retirement Plan.

Name	Plan Name	Number of Years of Credited Service (as of December 31, 2011) (1)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year
Mr. Bastian(3)	Delta Retirement Plan	6 years, 10 months	FAE Formula: 166,929 Cash Balance Formula: 52,920	0
Mr. Halter	Delta Retirement Plan	7 years, 4 months	FAE Formula: 122,228 Cash Balance Formula: 43,207	0

(1)	As discussed above, the Retirement Plan was frozen effective December 31, 2005, and no additional service credit will accrue after that date. All years of service reflected in this column include service until December 31, 2005.

(2)	Benefits were calculated using interest rate and mortality rate assumptions consistent with those used in our financial statements (see “ Assumptions” in Note 10 of the Notes to the Consolidated Financial Statements in Delta’s 2011 Form 10-K). In addition, certain individual data were used in developing these values. Benefits accrued under the FAE formula and the cash balance formula are listed separately. For purposes of the FAE formula benefit, the assumed retirement age is 62. The form of benefit payable under the FAE formula for Mr. Bastian and Mr. Halter is a single life annuity.

(3)	Mr. Bastian resigned from Delta as of April 1, 2005 and rejoined Delta in July 2005. His years of credited service include the 6 years, 5 months of service he had completed as of April 1, 2005. As a result, the portion of his benefit calculated under the FAE formula was determined under the rules applicable to vested employees who terminate their service with Delta prior to early retirement age instead of under the rules applicable to retirees at early retirement age. Accordingly, Mr. Bastian’s benefit is smaller than it would have been had he retired at early retirement age. All benefits earned by Mr. Bastian after he rejoined Delta in July 2005 are based solely on the cash balance formula.

Potential Post-Employment Benefits upon Termination or Change in Control

This section describes the potential benefits that may be received by our named executive officers in the event of certain terminations of employment or, in limited circumstances, in connection with a change in control, assuming termination of employment on December 31, 2011.

Severance Plan. Officers and director level employees are generally eligible to participate in Delta’s 2009 Officer and Director Severance Plan (“Severance Plan”). The following table summarizes the principal benefits the named executive officers are eligible to receive under the Severance Plan. The Severance Plan may be amended at any time by the Company.

Name	Termination by Delta without Cause (no Change in Control)	Resignation by the Executive for Good Reason (no Change in Control)	Termination by Delta without Cause or Resignation by the Executive for Good Reason in Connection with a Change in Control (1)
Mr. Anderson and Mr. Bastian	• 24 months base salary • 200% target MIP • 24 months benefits continuation	• 24 months base salary • 200% target MIP • 24 months benefits continuation	• 24 months base salary • 200% target MIP • 24 months benefits continuation
Mr. Gorman and Mr. Hauenstein	• 18 months base salary • 150% target MIP • 18 months benefits continuation	• None	• 18 months base salary • 150% target MIP • 18 months benefits continuation
Mr. Halter	• 15 months base salary • 125% target MIP • 15 months benefits continuation	• None	• 15 months base salary • 125% target MIP • 15 months benefits continuation

(1)	These benefits apply if the termination of employment occurs during the two-year period after a change in control.

To receive benefits under the Severance Plan, executive officers must enter into a general release of claims against Delta, and non-competition, non-solicitation and confidentiality covenants for the benefit of Delta. The cash severance amount is paid in a lump sum following termination of employment. As outlined in the chart above, “benefits continuation” means (1) continuation of certain medical, dental and vision benefits for which the COBRA premiums will be waived for the participant’s severance period; (2) continuation of basic life insurance coverage of one times annual base salary, up to a maximum amount of $250,000, for which premiums will be waived for the severance period. In addition, executive officers are eligible for reimbursement of expenses for financial planning services through the end of the year in which the termination occurred and outplacement services with fees not to exceed $5,000.

The Severance Plan does not provide for any excise tax gross-ups for benefits received in connection with a change in control. If a participant is entitled to benefits under the Severance Plan in connection with a change in control, the amount of such benefits will be reduced to the statutory safe harbor under Section 4999 of the Internal Revenue Code if this results in a greater after tax benefit than if the participant paid the excise tax.

Other Benefits

Our named executive officers are eligible to receive certain additional benefits in the event of certain terminations of employment or in connection with a change in control. The definitions of “cause”, “change in control”, “disability” and “good reason”, as such terms are used in the following sections, are summarized below.

The 2011 and 2010 Long Term Incentive Programs

If a participant’s employment is terminated (1) by Delta without cause or by the participant for good reason in connection with a change in control or (2) due to death or disability, the participant’s performance award and restricted stock award will immediately vest, with the performance award paid in cash at the target level.

If a participant’s employment is terminated (1) by Delta without cause or (2) by the participant for good reason without a change in control:

•

the participant will receive a cash payment of his performance award based on actual performance for the entire performance period, prorated based on the number of months the participant was employed by Delta during the performance period and paid at the same time and manner as active participants. Any remaining portion of the performance award will be forfeited.

•

a pro rata portion of the participant’s restricted stock award, based on the number of months the participant was employed with Delta from the award grant date, will immediately vest. Any remaining portion of the restricted stock award will be forfeited.

If a participant’s employment is terminated by Delta for cause or by the participant without good reason, the participant’s performance award and restricted stock award will be forfeited.

2011 Management Incentive Plan. The 2011 MIP generally provides that a participant whose employment with Delta terminates prior to the end of the workday on December 31, 2011 is not eligible for a 2011 MIP payment. If, however, the participant’s employment is terminated (1) due to death or disability or (2) by Delta without cause or for any other reason that would entitle the participant to benefits under the Severance Plan, the participant is eligible for a pro rata 2011 MIP payment based on (a) the number of months during 2011 the participant was employed in a MIP-qualified position and (b) the terms and conditions of the 2011 MIP that would have applied if the participant’s employment had continued through December 31, 2011.

Triggering Events. As noted above, eligibility for severance benefits and acceleration of the vesting of equity awards are triggered by certain events. The terms “cause”, “change in control”, “disability” and “good reason”, as they apply to our executive officers, are summarized below.

•

Cause means, in general, a person’s (1) continued, substantial failure to perform his duties with Delta; (2) misconduct which is economically injurious to Delta; (3) conviction of, or plea of guilty or no contest to, a felony or other crime involving moral turpitude, fraud, theft, embezzlement or dishonesty; or (4) material violation of any material Delta policy or rule regarding conduct.

A person has ten business days to cure, if curable, any of the events which could lead to a termination for cause. For executive vice presidents or more senior executives, a termination for cause must be approved by a 2/3 vote of the entire Board of Directors.

•

Change in control means, in general, the occurrence of any of the following events: (1) any person becomes the beneficial owner of more than 35% of Delta common stock; (2) during a period of 12 consecutive months, the Board of Directors at the beginning of the period and their approved successors cease to constitute a majority of the Board; (3) the consummation of a merger or consolidation involving Delta, other than a merger or consolidation which results in the Delta common stock outstanding immediately before the transaction continuing to represent more than 65% of the Delta common stock outstanding immediately after the transaction; or (4) a sale, lease or other transfer of Delta’s assets which have a total gross fair market value greater than 40% of the total gross fair market value of Delta’s assets immediately before the transaction.

•	Disability means long term or permanent disability as determined under the applicable Delta disability plan.

•	Good reason:

•

For purposes of Delta’s outstanding equity awards, good reason generally means the occurrence of any of the following without a person’s written consent: (1) with respect to executive vice presidents or more senior executives (or, if following a change in control, with respect to any participant), a diminution or other reduction of a person’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by Delta after written notice by the person; (2) the relocation of a person’s office by more than 50 miles and, if the relocation occurs prior to a change in control, the relocation would place the person in a position of reduced status and importance at Delta; (3) a reduction in a person’s base salary or incentive compensation opportunities, other than pursuant to a uniform percentage salary reduction for similarly situated persons (or, following a change in control, all full-time domestic employees who are not subject to a collective bargaining agreement); (4) Delta does not keep in effect compensation and benefit programs under which a person receives benefits substantially similar, in the aggregate, to those in effect prior to a reduction (other than a reduction pursuant to an equivalent reduction in such benefits for similarly situated persons (or, following a change in control, all full-time domestic employees who are not subject to a collective bargaining agreement)); or (5) a material breach by Delta of any material term of a person’s employment.

•

For purposes of the Severance Plan, good reason generally means the occurrence of any of the following without a person’s written consent: (1) a diminution or other reduction of a person’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by Delta after written notice by the person; (2) the relocation of a person’s office by more than 50 miles; (3) a reduction in a person’s base salary or incentive compensation opportunities, other than pursuant to a uniform percentage salary reduction for all full-time domestic employees who are not subject to a collective bargaining agreement; (4) Delta does not keep in effect compensation and benefit programs under which a person receives benefits substantially similar, in the aggregate, to those in effect prior to a reduction (other than a reduction pursuant to an equivalent reduction in such benefits for all full-time domestic employees who are not subject to a collective bargaining agreement); or (5) a material breach by Delta of any material term of a person’s employment.

An event described above constitutes good reason only if a person gives Delta certain written notice of his intent to resign and Delta does not cure the event within a specified period.

Retiree Flight Benefits. An executive officer who retires from Delta at or after age 52 with at least 10 years of service, or at or after age 62 with at least five years of service, may continue to receive Flight Benefits (See footnote 6(f) to the Summary Compensation Table for a description of Flight Benefits including survivor travel benefits) during retirement, except the unused portion of the two annual allowances does not accumulate into succeeding years (“Retiree Flight Benefits”).

Notwithstanding the above, a person who is first elected an officer on or after June 8, 2009 will not receive reimbursement for taxes for Retiree Flight Benefits. Delta also does not provide reimbursement for taxes associated with travel by the surviving spouse or domestic partner of any officer.

In exchange for certain non-competition, non-solicitation and confidentiality covenants for the benefit of Delta and a general release of claims against Delta, an officer who served in that capacity during the period beginning on the date Delta entered into the merger agreement with Northwest and ending on the date the merger occurred, or who joined Delta from Northwest on the date the merger occurred and who had been a Northwest officer on the date Delta entered into the merger agreement, will receive, on his termination of employment (other than by death or by Delta for cause), a vested right to Retiree Flight Benefits, regardless of the officer’s age and years of service at his termination of employment.

Pre-existing Medical Benefits Agreement With Northwest. In 2001, Northwest Airlines, Inc. entered into an agreement with its then Chief Executive Officer, Mr. Anderson, agreeing to provide Mr. Anderson, his spouse and eligible dependents with medical and dental coverage at the levels then provided to Mr. Anderson under the Northwest medical plans for the life of Mr. Anderson and his spouse. This coverage is secondary to any medical coverage Mr. Anderson receives while he is employed by another company. The agreement with Mr. Anderson was reviewed and approved by the compensation committee of the board of directors of Northwest, and was consistent with Northwest’s then existing practices. As a result of the merger between Delta and Northwest, Delta is required to honor this agreement. The P&C Committee confirmed this obligation in a letter to Mr. Anderson, who has voluntarily waived the benefits under this agreement while he is employed with Delta.

Tables Regarding Potential Post-Employment Benefits upon Termination or Change in Control

General. The following tables describe the termination benefits for each named executive officer, assuming termination of employment on December 31, 2011. Also included is a column that describes the benefits, if any, each named executive officer would have received in connection with a change in control. Further, because termination is deemed to occur at the end of the workday on December 31, 2011, the executive would have earned his 2011 MIP award and the performance awards under the 2010 LTIP, to the extent otherwise payable. Accordingly, these awards are unrelated to the termination of employment.

Retirement. For purposes of the following tables, an executive officer is eligible to retire from Delta (1) at or after age 52 with 10 years of service or (2) at or after age 62 with five years of service. None of our named executive officers is eligible to retire under these requirements and, therefore, none is eligible for any retirement-related compensation or benefits.

Broad-based Benefits. We have not included in this section any benefit that is available generally to all employees on a non-discriminatory basis such as payment of retirement, disability and death benefits. See “Defined Benefit Pension Benefits” above, for a discussion of the benefits accrued for eligible named executive officers under the Delta Retirement Plan.

Certain Assumptions. We used the general assumptions summarized below in calculating the dollar amounts included in the following tables:

•	Performance Awards. The value of the performance awards in the tables is based on payment at the target level.

•	Restricted Stock. As required by SEC rules, the values in these tables for restricted stock are based on the $8.09 closing price of Delta common stock on the NYSE on December 31, 2011.

•

Benefits. Under our severance arrangements, executive officers may receive financial planning services until the end of the year in which their employment terminated. For purposes of the tables, we have assumed each named executive officer would use his remaining available 2011 allowance. The maximum amount available under the program is $15,000 per year for executive vice presidents and more senior executives, and $8,500 for senior vice presidents.

The Retiree Flight Benefits reflected for each named executive officer in the following tables were determined by using the following assumptions for each officer: (1) Flight Benefits continue for the life expectancy of the officer or the joint life expectancy of the officer and his spouse, if applicable, measured using a mortality table projected to 2015; (2) the level of usage of Retiree Flight Benefits for each year is the same as the officer’s and, if applicable, his spouse’s actual usage of Flight Benefits during 2011; (3) the incremental cost to Delta of Retiree Flight Benefits for each year is the same as the actual incremental cost incurred by Delta for the officer’s Flight Benefits in 2011; (4) the value of Retiree Flight Benefits includes a tax gross up equal to 60% of the officer’s actual usage of Flight Benefits in 2011 (surviving spouses do not receive reimbursement for taxes associated with Retiree Flight Benefits). On the basis of these assumptions, we determined the value of Retiree Flight Benefits for each named executive officer by calculating the present value of the benefit over the officer’s life expectancy (or joint life expectancy with his spouse, if applicable) using a discount rate of 5.70%.

Mr. Anderson.

	Termination not Involving a Change in Control						Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation Without Good Reason ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment(1):	3,000,000	3,000,000	0	0	0	0	3,000,000	0
Equity:
Performance Awards	1,750,000	1,750,000	0	0	3,500,000	3,500,000	3,500,000	0
Restricted Stock	2,703,152	2,703,152	0	0	3,514,701	3,514,701	3,514,701	0
Benefits and Perquisites:
Company-Paid	338,520	338,520	337,800	337,800	177,600	337,800	338,520	0
COBRA Coverage and Basic Life Insurance Premiums(2)
Career Transition Services	5,000	5,000	0	0	0	0	5,000	0
Financial Planning	362	362	0	0	0	0	362	0
Retiree Flight Benefits	654,696	654,696	0	654,696	15,980	654,696	654,696	0

(1)	The severance payment, if applicable, represents 24 months of base salary and 200% of Mr. Anderson’s MIP target award (which is 150% of his base salary).

(2)	This amount includes the present value of medical and dental coverage at the levels provided under Northwest’s plans for Mr. Anderson, his spouse and eligible dependents for the life of Mr. Anderson and his spouse, as described above under “Pre-existing Medical Benefits Agreement With Northwest.”

Mr. Bastian.

	Termination not Involving a Change in Control						Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation without Good Reason ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment(1):	2,500,000	2,500,000	0	0	0	0	2,500,000	0
Equity:
Performance Awards	875,000	875,000	0	0	1,750,000	1,750,000	1,750,000	0
Restricted Stock	1,351,580	1,351,580	0	0	1,757,350	1,757,350	1,757,350	0
Benefits and Perquisites:
Company-Paid	25,880	25,880	0	0	0	0	25,880	0
COBRA Coverage and Basic Life Insurance Premiums
Career Transition Services	5,000	5,000	0	0	0	0	5,000	0
Financial Planning	15,000	15,000	0	0	0	0	15,000	0
Retiree Flight Benefits	503,096	503,096	0	503,096	14,032	503,096	503,096	0

(1)	The severance payment, if applicable, represents 24 months of base salary and 200% of Mr. Bastian’s MIP target award (which is 150% of his base salary).

Mr. Gorman.

	Termination not Involving a Change in Control						Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation without Good Reason ($)	Death ($)	Disability ($)	Termination without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment(1):	1,518,750	0	0	0	0	0	1,518,750	0
Equity:
Performance Awards	550,000	550,000	0	0	1,100,000	1,100,000	1,100,000	0
Restricted Stock	868,931	868,931	0	0	1,124,834	1,124,834	1,124,834	0
Benefits and Perquisites:
Company-Paid	20,413	0	0	0	0	0	20,413	0
COBRA Coverage and Basic Life Insurance Premiums
Career Transition Services	5,000	0	0	0	0	0	5,000	0
Financial Planning	13,560	0	0	0	0	0	13,560	0
Retiree Flight Benefits	332,608	332,608	0	332,608	11,114	332,608	332,608	0

(1)	The severance payment, if applicable, represents 18 months of base salary and 150% of Mr. Gorman’s MIP target award (which is 125% of his base salary).

Mr. Halter.

	Termination not Involving a Change in Control						Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation without Good Reason ($)	Death ($)	Disability ($)	Termination without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment(1):	962,500	0	0	0	0	0	962,500	0
Equity:
Performance Awards	275,000	275,000	0	0	550,000	550,000	550,000	0
Restricted Stock	476,792	476,792	0	0	606,588	606,588	606,588	0
Benefits and Perquisites:
Company-Paid	5,379	0	0	0	0	0	5,379	0
COBRA Coverage and Basic Life Insurance Premiums
Career Transition Services	5,000	0	0	0	0	0	5,000	0
Financial Planning	7,150	0	0	0	0	0	7,150	0
Retiree Flight Benefits	371,158	371,158	0	371,158	0	371,158	371,158	0

(1)	The severance payment, if applicable, represents 15 months of base salary and 125% of Mr. Halter’s MIP target award (which is 100% of his base salary).

Mr. Hauenstein.

	Termination not Involving a Change in Control						Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation without Good Reason ($)	Death ($)	Disability ($)	Termination without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment(1):	1,200,000	0	0	0	0	0	1,200,000	0
Equity:
Performance Awards	450,000	450,000	0	0	900,000	900,000	900,000	0
Restricted Stock	670,985	670,985	0	0	878,614	878,614	878,614	0
Benefits and Perquisites:
Company-Paid	7,114	0	0	0	0	0	7,114	0
COBRA Coverage and Basic Life Insurance Premiums
Career Transition	5,000	0	0	0	0	0	5,000	0
Services
Financial Planning	12,325	0	0	0	0	0	12,325	0
Retiree Flight	467,659	467,659	0	467,659	0	467,659	467,659	0
Benefits

(1)	The severance payment, if applicable, represents 18 months of base salary and 150% of Mr. Hauenstein’s MIP target award (which is 100% of his base salary).

DIRECTOR COMPENSATION

Non-employee directors receive the following for their service on the Board of Directors:

Annual Retainer:	$85,000

Annual Grant of Restricted Stock:	Approximately $115,000 in restricted stock that vests at or shortly before the next annual meeting of stockholders, subject to the director’s continued service on the Board of Directors on the vesting date

Annual Committee Chair Retainer:	$20,000

Annual Committee Member Retainer:	$10,000

Annual Non-executive Chairman of the

Board Retainer:	$175,000

Charitable Matching Program:	Directors (and all full-time employees and retirees) are eligible to participate in a program under which a charitable foundation funded by Delta will match 50% of a participant’s cash contributions to accredited colleges and universities, with a maximum match of up to $1,000 per calendar year on behalf of any participant

Expense Reimbursements:	Reimbursement of reasonable expenses incurred in attending meetings

As is common in the airline industry, Delta provides complimentary travel and certain Delta Sky Club privileges for members of the Board of Directors; the director’s spouse, domestic partner or designated companion; the director’s children and parents; and, to a limited extent, other persons designated by the director (“Director Flight Benefits”). Complimentary travel for such other persons is limited to an aggregate imputed value of $20,000 per year. Delta reimburses the director for associated taxes on complimentary travel with an imputed tax value of up to $25,000 per year. Unused portions of the annual allowances described in the previous two sentences accumulate and may be carried into succeeding years during Board service. Complimentary travel is provided to an eligible director’s surviving spouse or domestic partner after the eligible director’s death. Delta will not reimburse the surviving spouse or domestic partner for associated taxes on complimentary travel under the survivor travel benefit.

A director who retires from the Board at or after age 52 with at least 10 years of service as a director, at or after age 68 with at least five years of service as a director, or at his or her mandatory retirement date, may continue to receive Director Flight Benefits during retirement, except the unused portion of the annual allowances do not accumulate into succeeding years (“Retired Director Flight Benefits”). A director who served on the Board of Directors during the period beginning on the date Delta entered into the merger agreement with Northwest and ending on the date the merger occurred, or who joined the Board at the closing of the merger on October 29, 2008, will receive, at the completion of his Board service (other than due to death or due to removal by stockholders for cause), a vested right to receive Retired Director Flight Benefits, regardless of the director’s age and years of service when his or her Board service ends. A director is not eligible to receive Retired Director Flight Benefits if the director engages in certain wrongful acts.

Notwithstanding the above, a person who is first elected to the Board of Directors on or after June 8, 2009, will not receive reimbursement for taxes for Retired Director Flight Benefits. Directors who are employees of Delta are not separately compensated for their service as directors. Mr. Rogers is not eligible to receive Director or Retired Director Flight Benefits.

Stock Ownership Guidelines

The Board of Directors adopted stock ownership guidelines that require each non-employee director to own at least 35,000 shares of Delta common stock by the later of July 24, 2012 or three years after his or her initial election to the Board. For these purposes, stock ownership includes shares (including restricted stock) owned directly or held in trust by the director or an immediate family member who resides in the same household. It does not include shares a director has the right to acquire through the exercise of stock options. All non-employee directors exceed the required stock ownership level except Ms. Franklin and Mr. DeWalt, both of whom became directors in the second half of 2011.

Director Compensation Table

The following table sets forth the compensation paid to non-employee members of Delta’s Board of Directors during 2011:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Roy J. Bostock	92,500	115,084	0	0	0	37,415	244,999
John S. Brinzo	92,500	115,084	0	0	0	8,478	216,062
Daniel A. Carp	242,500	115,084	0	0	0	5,035	362,619
David G. DeWalt	14,167	115,024	0	0	0	0	129,191
John M. Engler	82,500	115,084	0	0	0	15,028	212,612
Mickey P. Foret	82,500	115,084	0	0	0	11,230	208,814
Shirley C. Franklin	52,500	115,050	0	0	0	3,013	170,563
David R. Goode	92,500	115,084	0	0	0	7,514	215,098
Paula Rosput Reynolds	82,500	115,084	0	0	0	3,479	201,063
Kenneth B. Woodrow	92,500	115,084	0	0	0	6,245	213,829
Former Directors(4)
Rodney E. Slater	30,000	0	0	0	0	9,522	39,522
Douglas M. Steenland	30,000	0	0	0	0	13,023	43,023

(1)	As Delta employees, Mr. Anderson, Mr. Bastian and Mr. Rogers are not separately compensated for their service on the Board of Directors. Mr. Anderson’s and Mr. Bastian’s compensation is included in the Summary Compensation Table in this proxy statement. Mr. Rogers’ compensation is described at “Proposal 1 — Election of Directors” in this proxy statement.

(2)	On June 30, 2011, the Board of Directors granted 12,550 shares of restricted stock to each non-employee director. Ms. Franklin and Mr. DeWalt were granted shares of restricted stock when they joined the Board of Directors. Ms. Franklin was granted 14,750 shares and Mr. DeWalt was granted 15,800 shares of restricted stock. These awards will vest on June 15, 2012, subject to the director’s continued Board service on that date. The “Stock Awards” column shows the fair value of the restricted stock granted to each non-employee director in 2011 as determined under FASB ASC Topic 718. See Note 12 of the Notes to the Consolidated Financial Statements in our 2011 Form 10-K for information regarding the assumptions used in determining these fair values.

(3)	No directors or former directors other than Mr. Anderson, Mr. Bastian, and Mr. Bostock received perquisites or other personal benefits with a total incremental cost of $10,000 or more, the threshold for reporting under SEC rules. Mr. Anderson’s and Mr. Bastian’s perquisites and other personal benefits are included in the Summary Compensation Table in this proxy statement. The amounts in this column for each non-employee director and former director represent reimbursement of taxes associated with Director Flight Benefits and, in addition, for Mr. Bostock the incremental cost of Director Flight Benefits and for former director Steenland, the reimbursement of taxes associated with a gift he received from Delta.

(4)	In early 2011, Messrs. Slater and Steenland each decided not to stand for reelection as a director in 2011 due to other commitments. They completed service as directors on June 30, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Delta’s financial statements, compliance with legal and certain regulatory requirements, the qualifications and independence of the independent auditors, and the performance of the internal audit function. The Committee retains, oversees and reviews the performance of the independent auditors, who report directly to the Committee. The Committee has the resources and authority it deems appropriate to discharge its responsibilities. The Committee operates pursuant to a written charter available at http://images.delta.com.edgesuite.net/delta/pdfs/Charter_Audit.pdf.

The Board of Directors has determined that Mr. Brinzo (Chairman) has the necessary experience to qualify as an “audit committee financial expert” under SEC rules, and has so designated Mr. Brinzo. Mr. Brinzo is not an auditor or an accountant for Delta, does not perform accounting field work, and is not employed by Delta. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated as an audit committee financial expert will not be deemed an “expert” for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the Audit Committee and Board of Directors, and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Management is responsible for Delta’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, or GAAP, and the financial reporting process, including management’s assessment of internal control over financial reporting. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, as to whether the consolidated financial statements are fairly presented, in all material respects, in conformity with GAAP.

It is not the responsibility of the Audit Committee to prepare consolidated financial statements or to determine that the consolidated financial statements and disclosures are complete and accurate and prepared in accordance with GAAP and applicable rules and regulations. These tasks are the responsibility of management. It is also not the responsibility of the Audit Committee to plan or conduct an independent audit of the consolidated financial statements. These tasks are the responsibility of the independent auditors. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert, professional or special assurance as to the consolidated financial statements or any professional certification. The Audit Committee relies on the information provided by and representations made to it by management, and also on the report on our consolidated financial statements that it receives from the independent auditors.

In discharging its duties, the Audit Committee reviewed and discussed with management and the independent auditors the overall scope and process for the audit of the consolidated financial statements and internal control over financial reporting. The Committee discussed with the independent auditors the matters required to be discussed under Public Company Accounting Oversight Board (United States) (“PCAOB”) AU Section 380 (Communication with Audit Committees), SEC rules and other applicable regulations. In addition, the Committee received from the independent auditors the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Delta and its management. The Committee also determined that the independent auditors’ provision of non-audit services in 2011 to Delta was compatible with the auditors’ independence.

At its meetings, the Audit Committee met with, in addition to representatives of Ernst & Young LLP, members of Delta’s management, including the CEO, the President, the Chief Financial Officer, the General Counsel and the Vice President — Corporate Audit and Enterprise Risk Management. Members of the Audit Committee and the other attendees discussed and reviewed, among other things, certain Delta SEC filings; the scope, resources and work of the internal audit function; the financial reporting process; the consolidated financial statements and related notes; the scope and progress of testing of Delta’s internal control over financial reporting; management’s assessment of the effectiveness of Delta’s internal control over financial reporting; enterprise risk management; and legal and accounting matters. The Audit Committee regularly holds private sessions separately with the independent auditors and management, including the General Counsel and the Vice President — Corporate Audit and Enterprise Risk Management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of Delta’s internal control over financial reporting be included in Delta’s 2011 Form 10-K filed with the SEC. The Audit Committee also appointed Ernst & Young LLP as Delta’s independent auditors for 2012, subject to stockholder ratification.

THE AUDIT COMMITTEE

John S. Brinzo, Chairman

John M. Engler

Shirley C. Franklin

Paula Rosput Reynolds

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders have the opportunity to approve, on an advisory, nonbinding basis, the compensation of our named executive officers, as disclosed in this proxy statement. This is commonly referred to as a “say on pay” advisory vote. The Board of Directors recommends that you vote “FOR” this proposal.

As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement (“CD&A”), the compensation paid to our named executive officers reflects the following principles of our executive compensation program:

•	Links pay with performance by placing a substantial majority of total compensation at risk.

•	For 2011, at-risk compensation constitutes 93% of the targeted compensation for our CEO and 85% for our other named executive officers.

•	Utilizes stretch performance measures that provide incentives to deliver value to our stockholders.

•

The payout opportunities for named executive officers under our annual and long term incentive plans depend on Delta’s financial, operational and customer service performance as well as the price of our common stock.

•	Closely aligns the interests of management with frontline employees.

•	Many of the same performance measures are used in both our executive and broad-based employee compensation programs.

•	Provides compensation opportunities that assist in motivating and retaining existing talent and attracting new talent as needed.

Approval, on an advisory basis, of the named executive officers’ compensation disclosed in this proxy statement in accordance with SEC rules on such disclosure, including the CD&A and the tables that follow it, requires the affirmative vote of the majority of shares present and entitled to vote. Abstentions have the same effect as votes against the proposal. The Board of Directors recommends a vote “FOR” this proposal.

This vote is advisory in nature, which means that it is not binding on Delta, its Board of Directors or the Personnel & Compensation Committee. However, the Personnel & Compensation Committee intends to give careful consideration to the vote results and is committed to take any actions it deems necessary and appropriate in light of those results.

PROPOSAL 3 — RE-APPROVAL OF THE PERFORMANCE GOALS

UNDER THE DELTA AIR LINES, INC. 2007 PERFORMANCE COMPENSATION PLAN

The Board of Directors recommends that stockholders re-approve the material terms of the existing performance goals adopted under the Delta Air Lines, Inc. 2007 Performance Compensation Plan (the “Delta 2007 Performance Compensation Plan” or “Plan”) to ensure that our federal tax deductions for performance-based awards under the Plan are not limited by Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Stockholders are not being asked to approve any additional shares for issuance under the Delta 2007 Performance Compensation Plan or to otherwise modify the terms of the Plan.

The Delta 2007 Performance Compensation Plan is a broad-based equity and cash compensation plan that was approved by Delta’s unsecured creditors committee and creditors as part of Delta’s Chapter 11 plan of reorganization, which was confirmed by the Bankruptcy Court and treated for purposes of Section 162(m) as shareholder approval. In connection with approving the merger between Delta and Northwest in 2008, stockholders approved an increase in the number of shares authorized under the Delta 2007 Performance Compensation Plan.

Section 162(m) places a limit of $1,000,000 on the amount Delta may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers (other than our chief financial officer). Compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) is not subject to this deductibility limit. In order to continue to qualify as performance-based compensation, stockholders must approve, every five years, the material terms of the performance goals of the Delta 2007 Performance Compensation Plan. These material terms include who is eligible to participate in the Delta 2007 Performance Compensation Plan, the business criteria on which the performance goals will be based and the maximum award payable to any participant under the Plan.

Because five years have passed since approval of the Delta 2007 Performance Compensation Plan pursuant to Delta’s plan of reorganization, the Board of Directors is submitting the material terms of the performance goals set forth in the Delta 2007 Performance Compensation Plan to our stockholders for re-approval. If the existing performance goals are not approved by stockholders, the Delta 2007 Performance Compensation Plan will continue in effect; however, in accordance with Section 162(m), Delta’s ability to deduct performance-based compensation under the Plan will be limited as described above.

The following is a summary of the material terms of the Delta 2007 Performance Compensation Plan, including the eligibility provisions and award limits and is qualified in its entirety by reference to the Plan. The Delta 2007 Performance Compensation Plan and the first amendment thereto are incorporated by reference from our Current Report on Form 8-K filed on March 22, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2008, respectively. None of the terms of the Plan, including the performance goals, will change as a result of this Proposal.

Performance Goals.    Under the Delta 2007 Performance Compensation Plan, every award that is intended to constitute qualified performance-based compensation shall include a pre-established formula, such that exercise, payment, retention or vesting of the award is subject to the achievement during a performance period or performance periods, as determined by the Personnel & Compensation Committee of the Board of Directors (the “P&C Committee”), of a level or levels of, or improvements in, in each case as determined by the P&C Committee, one or more performance measures with respect to Delta or its affiliates or any business unit thereof, based on the following:

(i)	Any of the following financial measures:

•	Revenue per available seat mile

•	Cost per available seat mile

•	Total shareowner return

•	Return on equity, assets, capital or investment

•	Operating, pre-tax or net income levels expressed in either absolute dollars, earnings per share, or changes of the same

•	The market price of shares

•	Economic or cash value added

•	Capitalization

•	Net or operating profit margin

•	Revenues or revenue growth

•	Expenses

•	Cash flow

•	Operating cash flow or liquidity

•	Earnings before interest, taxes, depreciation, amortization and aircraft rent;

(ii)	the results of employee satisfaction surveys;

(iii)	the results of customer satisfaction surveys; and

(iv)	other measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement.

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices.

In addition to any award limitations (as described below), the P&C Committee has the power to impose such other restrictions on performance-based awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for qualified performance-based compensation. However, the P&C Committee is not authorized to increase the amount payable to a “covered employee” under any qualified performance-based award upon attainment of such pre-established formula. Further, any settlement which changes the form of payment from that originally specified for an award intended to qualify as a performance-based award does not, solely for that reason, fail to qualify as qualified performance-based compensation.

Purpose.    The purpose of the Delta 2007 Performance Compensation Plan is to enhance the incentive of those employees, members of the Board of Directors and other individuals who are expected to contribute significantly to the success of Delta and its affiliates in achieving Delta’s short-term and long-term objectives and, in general, to further the best interest of Delta and its stockholders.

Administration.    The P&C Committee administers the Delta 2007 Performance Compensation Plan and has authority to select individuals to whom awards are granted, determine the types of awards and number of shares covered, and determine the terms and conditions of awards, including the applicable vesting schedule, the effect of termination of service and whether the award will be settled in cash, shares or a combination of the two. In addition, the P&C Committee has authority to interpret and administer the Delta 2007 Performance Compensation Plan and the related award agreements, and may make such determinations and take any actions deemed necessary or desirable for the administration of the Delta 2007 Performance Compensation Plan. The P&C Committee may delegate to one or more individuals or committees the authority to grant awards to participants who are not directors or executive officers.

Eligibility.    Employees, consultants, advisors and service providers of Delta and its affiliates, as well as members of the Board of Directors, are eligible to participate in the Delta 2007 Performance Compensation Plan. This group currently includes approximately 80,000 individuals.

Shares and Award Limits.    Subject to adjustment, the maximum number of shares of Delta common stock reserved for issuance under the Delta 2007 Performance Compensation Plan is 156,581,428, which includes shares available for issuance pursuant to awards currently outstanding and approximately 30,615,730 million shares that remain available for future awards. The majority of the shares awarded under the Delta 2007 Performance Compensation Plan were granted to non-management employees in connection with the Delta/Northwest Airlines merger in 2008.

No participant may receive in any calendar year stock options and stock appreciation rights that relate to more than 2 million shares of Delta common stock; restricted stock or restricted stock units that relate to more than 1 million shares; or performance awards and other stock-based awards that relate to more than 1.5 million shares. In addition, the maximum amount that may be paid in cash to any participant in a calendar year for an annual cash incentive is $10 million and the maximum long-term cash incentive award is $10 million multiplied by the number of years included in any applicable performance period (and any fraction of a performance period of less than one year) relating to such award.

Shares of Delta common stock to be issued under the Delta 2007 Performance Compensation Plan may be made available from authorized but unissued Delta common stock or Delta common stock that Delta acquires. If any shares of Delta common stock are covered by an award (other than a substitute award as defined below) that expires, is cancelled, forfeited or otherwise terminates without the delivery of shares (including shares of Delta common stock surrendered or withheld in payment of any exercise or price of an award or taxes related to an award and shares subject to an award to the extent that award is settled without the issuance of shares), then such shares of Delta common stock will again be available for issuance under the Delta 2007 Performance

Compensation Plan (except that if a stock appreciation right is settled in shares of Delta common stock, the total number of shares of Delta common stock relating to the stock appreciation right, regardless of the actual number of share of Delta common stock used to settle the award, are counted against the maximum aggregate number of shares of Delta common stock that may be issued under the Delta 2007 Performance Compensation Plan). A substitute award is any award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by Delta or with which Delta combines. Shares of Delta common stock underlying substitute awards do not reduce the number of shares of Delta common stock available for delivery under the Delta 2007 Performance Compensation Plan.

The P&C Committee will equitably adjust any or all of the number and type of shares of Delta common stock issued under the Delta 2007 Performance Compensation Plan or subject to any award thereunder and/or the grant, purchase, or exercise price with respect to any award in the event that any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or any other similar corporate transaction or event affects the shares of Delta common stock such that an adjustment is appropriate to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Delta 2007 Performance Compensation Plan.

Awards.    The Delta 2007 Performance Compensation Plan provides for grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, including cash incentive awards, and other stock-based awards.

•

Stock Options.    The exercise price of an option (other than a substitute award) may not be less than the fair market value of a share of Delta common stock on the date of grant and each option has a term to be determined by the P&C Committee (not to exceed ten years). Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Stock options are exercisable at such time or times as determined by the P&C Committee.

•

Stock Appreciation Rights.    A stock appreciation right, which we refer to as a SAR, may be granted as a free-standing right or in tandem with a stock option. Upon exercise of a SAR, the holder of that SAR is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the exercise price of the SAR. The exercise price of a SAR (other than a substitute award) may not be less than the fair market value of a share of Delta common stock on the date of grant. A tandem SAR may be granted on the grant date of the related option. A tandem SAR will be exercisable only at such time or times and to the extent that the related option is exercisable. A tandem SAR will terminate or be forfeited upon the exercise of the related option, and the related option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

•

Restricted Stock/Restricted Stock Units.    Shares of restricted stock are shares of Delta common stock subject to restrictions on transfer and a substantial risk of forfeiture. A restricted stock unit consists of a contractual right denominated in shares of Delta common stock which represents the right to receive a share or the value of a share of Delta common stock at a future date, subject to certain vesting and other restrictions and such other terms and conditions as the P&C Committee may determine, which restrictions and such other terms and conditions may lapse separately or in combination at such time or times, in such installments or otherwise, as the P&C Committee may deem appropriate.

•

Performance Awards.    The Delta 2007 Performance Compensation Plan provides that grants of performance awards, including cash-denominated awards, and (when determined by the P&C Committee) options, restricted stock or other stock-based awards, may be based upon, and subject to achieving performance goals. The performance goals with respect to those awards that are intended to quality as “performance-based compensation” for purposes of Section 162(m) are set forth above. Except with respect to awards that are qualified performance-based compensation under Section 162(m), if the P&C Committee determines that a change in Delta’s business, operations, corporate structure or capital structure, or the manner in which Delta conducts its business, or other events or circumstances render the performance goals unsuitable, the P&C Committee may modify the performance goals or the related minimum acceptable level of achievement, in whole or in part, as the P&C Committee deems appropriate and equitable.

•

Other Awards.    The P&C Committee is authorized to grant other stock-based awards, either alone or in addition to other awards granted under the Delta 2007 Performance Compensation Plan. Other awards may be settled in shares, cash, awards granted under the Plan or any other form of property as the P&C Committee determines.

Effect of Termination of Employment or Change in Control.    The P&C Committee has authority to determine the treatment of awards in connection with termination of a participant’s employment and any transaction or transactions resulting in a change in control by rule or regulation or in any award agreement or at any time in any individual case. The Plan’s standard award agreements provide that upon a change in control, awards will vest only if a participant’s employment is terminated by Delta without cause or by the participant for good reason (a “double trigger”) within two years of the change in control.

Effective Date; Amendment to the Delta 2007 Performance Compensation Plan.    The Delta 2007 Performance Compensation Plan became effective on April 30, 2007, and no award may be granted under the Plan on or after the tenth anniversary of that date. However, unless otherwise expressly provided in the Delta 2007 Performance Compensation Plan or in an applicable award agreement, any award granted prior to such tenth anniversary may extend beyond such date, and the authority of the P&C Committee to administer the Delta 2007 Performance Compensation Plan and to amend, suspend or terminate any such award, or to waive any conditions or rights under any such award, and the authority of the Board of Directors to amend the Delta 2007 Performance Compensation Plan, will extend beyond such date.

Except as otherwise provided in an award agreement, the Board of Directors or the P&C Committee may from time to time suspend, discontinue, revise or amend the Delta 2007 Performance Compensation Plan and the P&C Committee may amend the terms of any award in any respect; provided that no such action will adversely impair or affect the rights of a holder of an outstanding award under the Delta 2007 Performance Compensation Plan without the holder’s consent, and no such action will be taken without stockholder approval, if required by the rules of the stock exchange on which shares of Delta common stock are traded. Further, the Delta 2007 Performance Compensation Plan prohibits the direct or indirect repricing of any award under the Plan.

Certain Federal Income Tax Consequences.    The following is a summary of certain U.S. federal income tax consequences of awards made under the Delta 2007 Performance Compensation Plan, based upon the laws currently in effect. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the individual circumstances of a participant under the Delta 2007 Performance Compensation Plan. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

•

Non-Qualified Stock Options.    A participant will not recognize taxable income upon the grant of a non-qualified stock option and Delta will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax and employment tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchase pursuant to such option over their exercise price, and Delta generally will be entitled to a corresponding deduction.

•

Incentive Stock Options.    A participant will not recognize taxable income upon the grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition or such shares will be taxed as a long-term capital gain or loss, and Delta will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and Delta generally will be entitled to a corresponding deduction. The excess of the amount realized on a subsequent sale or exchange over the fair market value of the stock on the exercise date generally will be treated as a capital gain.

•

Stock Appreciation Rights.    A participant will not recognize taxable income upon the grant of a SAR, and Delta will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and be subject to income and employment tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by Delta, and Delta generally will be entitled to a corresponding deduction.

•

Restricted Stock.    A participant who receives an award of restricted stock does not generally recognize taxable income upon the grant of the award. Instead, the participant recognizes ordinary income in the first taxable year in which the participant’s interest in the shares becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may elect to recognize income at the time of the grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. Delta generally will be entitled to a corresponding deduction in the taxable year in which the restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

The foregoing general tax discussion is solely intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Delta 2007 Performance Compensation Plan. Participants should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them in participating in the Delta 2007 Performance Compensation Plan.

New Plan Benefits.    Because benefits under the Delta 2007 Performance Compensation Plan will depend on the P&C Committee’s actions and the fair market value of the shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Delta’s Independent Registered Public Accounting Firm (“independent auditors”) for 2012, subject to ratification by the stockholders. Representatives of Ernst & Young LLP, which also served as Delta’s independent auditors for 2011, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to questions.

Delta’s Certificate of Incorporation and Bylaws do not require that stockholders ratify the selection of Ernst & Young LLP as the independent auditors. We are submitting the selection of the independent auditors for stockholder ratification (as we have done in prior years) because we believe it is a matter of good corporate governance. Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2012 requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote. Abstentions have the same effect as votes against the proposal. If stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of the independent auditors. The Board of Directors recommends a vote FOR this proposal.

Fees of Independent Auditors for 2011 and 2010

The following table shows the aggregate fees and related expenses for professional services rendered by Delta’s independent auditors, Ernst & Young LLP, for 2011 and 2010.

Description of Fees	Amount 2011 ($)	Amount 2010 ($)
Audit Fees(1)	4,194,000	4,774,000
Audit-Related Fees(2)	74,000	113,000
Tax Fees(3)	406,000	473,000
All Other Fees(4)	2,000	618,000

(1)	Represents fees for the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of internal control over financial reporting); attestation services required by statute or regulation; comfort letters; assistance with and review of documents filed with the SEC; and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and attest services related to information systems regulatory compliance.

(3)	Represents fees for professional services provided for the review of tax returns prepared by the company; assistance with international tax compliance; and assistance related to the tax impact of proposed transactions.

(4)	Represents fees for online technical resources. The 2010 amount also includes fees related to working capital improvement advisory services.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for Delta by the independent auditors. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

Each year management requests Audit Committee pre-approval of the annual audits, statutory audits, quarterly reviews and any other engagement of the independent auditors known at that time. In connection with these requests, the Committee may consider information about each engagement, including the budgeted fees; the reasons management is requesting the services to be provided by the independent auditors; and any potential impact on the auditors’ independence. As additional proposed audit and non-audit engagements of the independent auditors are identified, or if pre-approved services exceed the pre-approved budgeted amount for those services, the Audit Committee will consider similar information in connection with the pre-approval of such engagements or services. If Audit Committee pre-approvals are required between regularly scheduled Committee meetings, the Audit Committee has delegated to the Chairman of the Audit Committee, or an alternate member of the Audit Committee, the authority to grant pre-approvals. Pre-approvals by the Chairman or the alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

OTHER MATTERS

Cost of Solicitation

Delta will pay the cost of soliciting proxies. Delta has retained Georgeson, Inc. to solicit proxies, by telephone, in person or by mail, for a fee of $8,500 plus certain expenses. In addition, certain Delta officers and employees, who will receive no compensation for their services other than their regular salaries, may solicit proxies. Delta will also reimburse banks, brokers and other nominees for their costs in forwarding proxy materials to beneficial owners of Delta stock. Other proxy solicitation expenses that Delta will pay include those for preparing, mailing, returning and tabulating the proxies.

Submission of Stockholder Proposals

To be considered for inclusion in our proxy statement for the 2013 annual meeting, stockholder proposals must be submitted in writing and received by us no later than 5:00 p.m., local time, on January 14, 2013, at the following address:

Legal Department

Delta Air Lines, Inc.

Dept. No. 981

1030 Delta Boulevard

Atlanta, Georgia 30354

In addition, a stockholder may bring business before the annual meeting, other than a proposal included in the proxy statement, or may submit nominations for directors, if the stockholder complies with the requirements specified in Article II, Section 8 of Delta’s Bylaws. The requirements include:

•

providing written notice that is received by Delta’s Corporate Secretary between February 15, 2013 and March 17, 2013 (subject to adjustment if the date of the 2013 annual meeting is moved by more than 30 days, as provided in Article II, Section 8(b) of the Bylaws); and

•	supplying the additional information listed in Article II, Section 8(b) of the Bylaws.

Delta’s Bylaws are available at http://images.delta.com.edgesuite.net/delta/pdfs/By_laws.pdf

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“reporting persons”) to file certain reports concerning their beneficial ownership of our equity securities. We believe that during 2011 all reporting persons timely complied with their Section 16(a) filing obligations except with respect to Form 4 filings of Mr. Bastian, regarding a distribution of 33 shares, and Mr. Halter, regarding a distribution of 419 shares, in satisfaction of their claims in the Delta bankruptcy.

Supplemental Information about Financial Measures

We sometimes use information that is derived from our Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

•	Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•

Delta adjusts for mark-to-market (“MTM”) adjustments for fuel hedges recorded in periods other than the settlement period in order to evaluate the company’s financial results in the period shown. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations.

•	Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of additional assets needed to satisfy the debt.

•

Delta presents return on invested capital (“ROIC”) as management believes it is helpful to investors in assessing the company’s ability to generate returns using its invested capital. ROIC represents operating income excluding special items divided by the sum of market value of equity and average adjusted net debt.

(in millions)	Year Ended December 31, 2011
Net income	$854
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than settlement period	26
Loss on extinguishment of debt	68
Restructuring and other items	242

Net income excluding special items	$1,190

(in millions)	Year Ended December 31, 2011
Operating income	$1,975
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than settlement period	26
Restructuring and other items	242

Operating income excluding special items	$2,243

(in billions)	December 31, 2011		December 31, 2010		December 31, 2009
Debt and capital lease obligations	$13.8		$15.3		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.6		0.6		1.1

Adjusted debt and capital lease obligations		$14.4		$15.9		$18.3
Plus: 7x last twelve months’ aircraft rent		2.1		2.7		3.4

Adjusted total debt		16.5		18.6		21.7
Less: cash, cash equivalents and short-term investments		(3.6)		(3.6)		(4.7)

Adjusted net debt		$12.9		$15.0		$17.0

(in billions, except % return)	2011
Market value of equity (assuming $12.60 / share)	$10.6
Average adjusted net debt	$14.0

Total invested capital	$24.6
Operating income excluding special items	$2.2

Total invested capital	$24.6
Return on invested capital	9.1%

We exclude the following items from consolidated unit cost to determine consolidated unit cost-ex:

•	Aircraft fuel and related taxes. Management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•

Ancillary businesses.    Ancillary businesses are not related to the generation of a seat mile. These businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations.

•	Profit sharing. Management believes the exclusion of this item provides a more meaningful comparison of our results to the airline industry.

•	Restructuring and other items. Management believes the exclusion of this item is helpful to investors to evaluate our recurring core operational performance.

•	MTM adjustments for fuel hedges recorded in periods other than the settlement period. Management believes these adjustments are helpful to evaluate our financial results in the period shown.

	Year Ended December 31,
	2011		2010
Consolidated unit cost	14.12	¢	12.69	¢
Items excluded:
Aircraft fuel and related taxes	(5.00)		(3.82)
Ancillary businesses	(0.37)		(0.28)
MTM adjustments for fuel hedges recorded in periods other than settlement period	(0.01)		—
Profit sharing	(0.11)		(0.13)
Restructuring and other items	(0.10)		(0.19)

Consolidated unit cost -ex	8.53	¢	8.27	¢

APPENDIX A

DELTA AIR LINES, INC.

2007 PERFORMANCE COMPENSATION PLAN

(as amended)

Section 1. Purpose.    The purpose of the Delta Air Lines, Inc. 2007 Performance Compensation Plan is to enhance the incentive of those employees, members of the Board and other individuals who are expected to contribute significantly to the success of the Company and its Affiliates in achieving the Company’s short-term and long-term objectives and, in general, to further the best interests of the Company and its shareowners.

Section 2.    Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, and includes the applicable regulations promulgated thereunder.

(b) “Affiliate” means any entity that, directly or indirectly, controls or is controlled by or under common control with the Company.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

(d) “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant, as determined by the Committee.

(e) “Board” means the board of directors of the Company.

(f) “Cause” unless otherwise provided in an applicable Award Agreement, means a Participant’s:

(i) continued, substantial failure to perform his duties with the Company or an Affiliate (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant which identifies the manner in which the Company or an Affiliate believes that the Participant has not performed his duties, or

(ii) misconduct which is economically injurious to the Company or to any Affiliate, or

(iii) conviction of, or plea of guilty or no contest to, a felony or any other crime involving moral turpitude, fraud, theft, embezzlement or dishonesty, or

(iv) material violation of any material Company or Affiliate policy or rule regarding conduct, which policy or rule has been communicated in writing to the Participant.

A Participant shall have at least ten (10) business days to cure, if curable, any of the events (other than clause (iii)) which could lead to his termination of Cause. For any Participant who is an Executive Vice President or more senior executive of the Company, a termination for Cause must be approved by a 2/3 vote of the entire Board.

(g) “Change in Control,” unless otherwise provided in the applicable Award Agreement, means the occurrence after the Emergence Date of:

(i) any “person” (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 35% of the combined voting power of the Company’s then outstanding Voting Stock (excluding any “person” who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below), unless such person acquires beneficial ownership of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding solely as a result of an acquisition of Company Voting Stock by the Company which, by reducing the Company Voting Stock outstanding, increases the proportionate Company Voting Stock beneficially owned by such person to more than 35% of the combined voting power of the Company’s Voting Stock then outstanding; provided, that if a person shall become the beneficial owner of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the beneficial owner of any additional Company Voting Stock which causes the proportionate voting power of such Company Voting Stock beneficially owned by such person to increase to more than 35% of the combined voting power of such Voting Stock then outstanding, such person shall, upon becoming the beneficial owner of such additional Company Voting Stock, be deemed to have become the beneficial owner of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

(ii) at any time during a period of twelve consecutive months (but not including any period before the Emergence Date) individuals who at the beginning of such period constituted the Board (and any new member of the Board, whose election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of members then constituting the Board; or

(iii) the consummation of (A) a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a reorganization, merger or consolidation which results in the Company’s Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into Voting Stock of the surviving entity or any parent thereof) more than 65% of the voting power of the Voting Stock or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of assets of the Company having a total gross fair market value equal to more than 40% of the total gross Fair Market Value of all assets of the Company immediately prior to such transaction or transactions other than any such sale to an Affiliate.

2

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a “group”, within the meaning of Section 13(d)(3) of the Act, which consummates the Change in Control transaction. In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes the applicable regulations promulgated thereunder.

(i) “Committee” means the Personnel and Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j) “Company” means Delta Air Lines, Inc.

(k) “Covered Employee” means an individual who is a “covered employee” within the meaning of Section 162(m)(3) of the Code or any successor provision thereto.

(l) “Disability” means long-term or permanent disability as determined under the disability plan of the Company or Affiliate applicable to the Participant.

(m) “Emergence Date” means the effective date of the Plan of Reorganization.

(n) “Emergence Grant” means an Option, Restricted Stock, or Performance Award that is approved as part of the Plan of Reorganization and that has a date of grant of the Emergence Date or such later date specified by the Committee. Specific terms applicable to the Emergence Grants are included at Appendix A.

(o) “Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange on which the Shares trade or are quoted, or if Shares are not so listed or quoted, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

3

(p) “Good Reason,” unless otherwise provided in an applicable Award Agreement, means any of the following which occur without a Participant’s express written consent:

(i) prior to a Change in Control, in the case of a Participant who is an Executive Vice President or more senior executive of the Company, a diminution or other reduction of such Participant’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by the Company after written notice by such Participant to the Chief Executive Officer of the Company;

(ii) following a Change in Control, in the case of any Participant, a diminution or other reduction of such Participant’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by the Company or an Affiliate after written notice by such Participant to the Chief Executive Officer of the Company;

(iii) prior to a Change in Control, the Participant’s office is relocated by more than 50 miles and the relocation would place the Participant in a position of reduced status and importance within the Company or an Affiliate generally;

(iv) following a Change in Control, the Participant’s office is relocated by more than 50 miles;

(v) a reduction of Participant’s base salary or incentive compensation opportunities, in either case other than pursuant to a uniform percentage salary reduction for similarly situated executives (or, following a Change in Control, all full-time domestic employees not subject to a collective bargaining agreement);

(vi) the Company does not keep in effect compensation, retirement, health and welfare benefits, or perquisite programs under which the Participant receives benefits substantially similar, in the aggregate, to those in effect prior to a reduction (other than a reduction pursuant to an equivalent reduction in such benefits for similarly situated Participants (or, following a Change in Control, all full-time domestic employees who are not subject to a collective bargaining agreement)); or

(vii) a material breach by the Company or an Affiliate of any binding obligation to the Participant relating to a material term of the Participant’s employment, including but not limited to, indemnification or the terms of an Award hereunder, or any failure of a successor to the Company to assume and agree to perform such obligation.

Notwithstanding the foregoing, (A) the Emergence Grant will be ignored for purposes of determining whether a Participant has suffered a reduction that constitutes Good Reason under subsection 2(p)(v) or 2(p) (vi) above, (B) as to any Participant, an event described in subsections 2(p)(i) through (vii) above shall constitute Good Reason only if such Participant gives the Company written notice of intent to resign and the reasons therefore within ninety (90) days of the occurrence of such event, unless the Committee agrees otherwise, and (C) no event described in subsections 2(p)(i) through 2(p)(vii) which is curable shall constitute Good Reason if such event is cured by the Company or an Affiliate within ten (10) days of the Participant’s notice, given in accordance with (B) above.

(q) “Incentive Stock Option” means an Option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that (i) meets the requirements of Section 422 of the Code, or any successor provision thereto and (ii) is designated by the Committee as an Incentive Stock Option.

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(r) “Non-Qualified Stock Option” means an Option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” means an Award granted pursuant to Section 10 of the Plan.

(u) “Participant” means the recipient of an Award granted under the Plan.

(v) “Performance Award” means an Award granted pursuant to Section 9 of the Plan.

(w) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(x) “Plan” means the Delta Air Lines, Inc. 2007 Performance Compensation Plan, as the same may be amended from time to time, including any appendices hereto.

(y) “Plan of Reorganization” means the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code — Case No. 05-17923 (ASH).

(z) “Qualified Performance-Based Compensation” means qualified performance-based compensation as defined in Treasury Regulation §1.162-27(e) or any successor thereto.

(aa) “Restricted Stock” means any Share granted under Section 8.

(bb) “RSU” or “Restricted Stock Unit” means a contractual right granted under Section 8 that is denominated in Shares. Each Unit shall represent a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(cc) “Retirement” means a Termination of Employment (other than for Cause or death) either (i) on or after a Participant’s 62nd birthday or (ii) on or after a Participant’s 52nd birthday provided that such Participant has completed at least 10 years service with the Company or an Affiliate.

(dd) “SAR” or “Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee in its discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(d), shall not be less than the Fair Market Value of one Share on the date of grant of the right.

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(ee) “Shares” means shares of the common stock of the Company, par value $0.0001 per share.

(ff) “Substitute Awards” means awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

(gg) “Termination of Employment” means, in the case of a Participant who is an employee of the Company or any of its Affiliates, cessation of the employment relationship such that the Participant is no longer an employee of the Company or an Affiliate, or, in the case of a Participant who is an independent contractor, the date the performance of services for the Company or an Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as an independent contractor shall not be deemed a Termination of Employment and, in the case of an independent contractor, performance of services as an employee shall not be deemed a termination of service that would constitute a Termination of Employment; and provided, further, that a Termination of Employment will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate.

(hh) “Vesting Period” means with respect to an Award the period designated by the terms of the Plan or the applicable Award Agreement as the period over which services generally must be performed by the Participant receiving such Award in order for such Award to be 100% vested and nonforfeitable.

(ii) “Voting Stock” means securities entitled to vote generally in the election of members of the board of directors.

Section 3 .    Eligibility.

(a) Scope.    Any employee, member of the Board, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate or any other entity in which the Company has a significant equity interest, shall be eligible to be selected to receive an Award under the Plan.

(b) Substitute Awards.    Holders of options and other types of awards granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines are eligible for grant of Substitute Awards hereunder.

Section 4.    Administration.

(a) The Committee.    The Plan shall be administered by the Committee. The Committee shall be appointed by the Board. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate its authority to exercise all duties and responsibilities under the Plan, including those listed in Section 4(b) below, to any individual, group of individuals or committee except that any such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Act. The Committee may issue rules and regulations for administration of the Plan. The Committee shall meet at such times and places as it may determine.

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(b) Power and Authority.    Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have sole and absolute authority and discretion to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All Decisions Binding.    All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareowners and the Participants unless a court of competent jurisdiction determines that such decision was arbitrary and capricious.

Section 5.    Shares Available for Awards and Award Limitations.

(a) Shares Available and Certain Limitations. Subject to adjustment as provided below, the maximum number of Shares available for distribution under the Plan will not exceed:

(i) 30,000,000 Shares, plus

(ii) 126,581,428 Shares, being the number of Shares equal to 15% of the outstanding equity capitalization of the Company, determined on a “fully-diluted basis” (as defined below) at the Effective Time (as defined in the Agreement and Plan of Merger by and among the Company, Nautilus Merger Corporation (“Merger Sub”) and Northwest Airlines Corporation (“NWA”), dated as of April 14, 2008 (the “Merger Agreement”)). At least 50% of the Shares set forth in this subsection 5(a)(ii) shall be reserved for Awards to employees of the Company and NWA who are not officers of the Company or NWA. This subsection 5(a)(ii) shall become effective at the Effective Time, and shall not become effective if the Effective Time does not occur.

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“Fully-diluted basis” means, for purposes of this subsection 5(a)(ii), taking into account the maximum number of Shares (A) issued or issuable in respect of obligations outstanding at the Effective Time and (B) subject to Awards the Company, as of the Effective Time, has announced that it intends to make or has agreed it will make in connection with the consummation of the merger of Merger Sub into NWA pursuant to the Merger Agreement, including, without limitation, Awards to non-pilot employees and management employees of the Company and NWA, in each case whether voting or non-voting, whether restricted or unrestricted, whether issuable pursuant to options, warrants, convertible securities or exchangeable securities or otherwise, without regard to vesting, including any such Shares that may be issued, issuable or reserved for issuance pursuant to the respective plans of reorganization of the Company and NWA (provided that the number of Shares issuable pursuant to options, warrants, or securities convertible or exchangeable into shares of common stock shall be calculated based on the “treasury stock method” of calculating diluted earnings per share under Statement of Financial Accounting Standards No. 128 as in effect on April 14, 2008).

Notwithstanding the foregoing and subject to adjustment as provided in Section 5(d) and the limitations included in Section 12, no Participant may receive under the Plan in any calendar year (i) Options and SARs that relate to more than 2,000,000 Shares; (ii) Restricted Stock and RSUs that relate to more than 1,000,000 Shares; or (iii) Performance Awards or Other Stock-Based Awards that relate to more than 1,500,000 Shares; and the maximum amount that may be paid in a calendar year in respect of an annual Award denominated in cash or value other than Shares with respect to any Participant shall be $10,000,000, and the maximum amount of a long-term incentive Award denominated in cash shall be $10,000,000 multiplied by the number of years included in any applicable Performance Period(s) (and any applicable fraction for any Performance Period(s) of less than one year) relating to such Awards.

(b) Share Counting.    Any Shares subject to an Award (but not including any Substitute Award), that expires, is cancelled, forfeited, or otherwise terminates without the delivery of Shares, including (i) the number of Shares surrendered or withheld in payment of any exercise or price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for distribution under the Plan; provided, however, that in the case of an SAR that is settled by the delivery of Shares, the number of Shares relating to such SAR that are being exercised shall be counted against the maximum aggregate number of Shares that may be issued under the Plan on the basis of one Share for every Share subject to the Award, regardless of the actual number of Shares used to settle the SAR upon exercise, and the number of Shares relating to such SAR that may again be available for distribution under the Plan is limited to the part of the SAR, if any, that is forfeited or expires.

(c) Type of Shares.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

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(d) Effect of Certain Changes.    In the event that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in 0 and Section 12, (ii) the number and type of Shares (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e) Effect of Substitute Awards.    Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for distribution under the Plan.

Section 6.    Options.

(a) Options Generally.    The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine; provided, however, that unless an individual Award Agreement includes other terms, Options included in the Emergence Grant will be subject to the terms set forth on Appendix A hereto.

(b) Exercise Price.    The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(c) Term.    The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(d) Vesting and Exercisability.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part with such time or times to be specified in the Award Agreement for the Option.

(e) Payment of Exercise Price.    The Committee shall determine the method or methods, including broker-assisted cashless exercise, by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(f) Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

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Section 7.    Stock Appreciation Rights.

(a) SARs Generally.    The Committee is authorized to grant SARs to Participants with such terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b) Grants.    SARs may be granted to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(c) Tandem SARs.    Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d) Term.    A freestanding SAR shall not have a term of greater than 10 years from the date of grant thereof, or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of the Share on the date of grant.

Section 8.    Restricted Stock and Restricted Stock Units.

(a) Restricted Stock and RSUs Generally.    The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with such terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan; provided, however, that unless an individual Award Agreement includes other terms, Restricted Stock and RSUs included in the Emergence Grant will be subject to the terms set forth on Appendix A hereto.

(b) Restrictions.    Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse or be waived by the Committee separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Evidence of Award.    Any share of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

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(d) Qualified Performance-Based Compensation.    An Award under this Section 8 shall, if the Committee intends that such Award should constitute Qualified Performance-Based Compensation, comply with Section 12 of the Plan.

Section 9.    Performance Awards.

(a) Performance Awards Generally.    The Committee is authorized to grant Performance Awards to Participants with such terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan; provided, however, that unless an individual Award Agreement includes other terms, Performance Awards included in the Emergence Grant will be subject to the terms set forth on Appendix A hereto.

(b) Denomination; Performance Goals.    Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(c) Qualified Performance-Based Compensation.    Every Performance Award shall, if the Committee intends that such Award should constitute Qualified Performance-Based Compensation, comply with Section 12 of the Plan. Except in the case of an Award intended to qualify as Qualified Performance-Based Compensation, if the Committee determines, in its discretion, that external changes or other unanticipated business conditions have materially affected the fairness of the performance goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) in whole or in part. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(d) Settlement of Performance Awards; Other Terms.    Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, or a combination thereof, in the discretion of the Committee, as may be specified in the applicable Award Agreement or as otherwise may be determined by the Committee. Performance Awards will be distributed only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

Section 10.    Other Stock-Based Awards.

(a) Other Stock-Based Awards Generally.    The Committee is authorized to grant Other Stock-Based Awards to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. Every Other Stock-Based Award shall, if the Committee intends that such Award should constitute Qualified Performance-Based Compensation, comply with Section 12 of the Plan.

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(b) Denomination; Purchase Rights.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash Awards, as stand-alone Awards or as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

Section 11. Effect of Termination of Employment and a Change in Control on Awards.    At the time of grant of an Award the Committee shall provide, by rule or regulation or in any Award Agreement, or may determine at any time in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide service to the Company or any Affiliate or in the event of a Change in Control prior to the end of a Performance Period or exercise or settlement of such Award. Notwithstanding the foregoing, Emergence Grants will be subject to the terms of Appendix A.

Section 12.    Qualified Performance-Based Compensation.

(a) Pre-Established Formula Required.    Every Award that is intended to constitute Qualified Performance-Based Compensation shall include a pre-established formula, such that exercise, payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or improvements in, in each case as determined by the Committee, one or more performance measures with respect to the Company, any Affiliate and/or any business unit of the Company or any Affiliate, based on the following:

(i) any of the following financial measures: revenue per available seat mile; cost per available seat mile; total shareowner return; return on equity, assets, capital or investment; operating, pre-tax or net income levels expressed in either absolute dollars, earnings per share, or changes of the same; the market price of Shares; economic or cash value added; capitalization; net or operating profit margin; revenues or revenue growth; expenses; cash flow; operating cash flow or liquidity; or earnings before interest, taxes, depreciation, amortization and aircraft rent;

(ii) the results of employee satisfaction surveys;

(iii) the results of customer satisfaction surveys; and

(iv) other measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement.

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Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices.

(b) Other Restrictions.    In addition to the Award limitations set forth in Section 5(a), the Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Qualified Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable to a Covered Employee under any Award to which this Section 12 applies upon attainment of such pre-established formula.

(c) Certain Changes Prohibited.    Any settlement which changes the form of payment from that originally specified for an Award intended to constitute a Qualified Performance-Based Award shall be implemented in a manner such that the Award does not, solely for that reason, fail to qualify as Qualified Performance-Based Compensation.

Section 13.    General Provisions Applicable to Awards.

(a) Restrictive Covenants.    The Committee may impose such restrictions on any Award with respect to non-competition, confidentiality and other conduct as it deems necessary or appropriate in its discretion.

(b) Configuration of Awards.    Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(c) Form of Payment.    Subject to the terms of the Plan and the applicable Award Agreement, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant or as of the time of such exercise or payment, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Nontransferability.    Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, pledgeable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(e) and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

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(e) Participant’s Death.    Upon the death of a Participant, the beneficiary eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death shall be the Participant’s estate.

(f) Legended Certificates.    All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 14.    Amendments and Termination.

(a) The Plan.    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareowner approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or (ii) with respect to any affected Participant, the consent of such Participant if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) Awards.    The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary (without such person’s consent) under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, except as provided in Section 5(d), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof and provided further, that the Committee’s authority under this Section 14(b) is limited in the case of Awards subject to Section 12, as set forth in Section 12.

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(c) Certain Equitable Adjustments.    Except as noted in Section 12, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Cancellation of Awards.    Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award as of the date of cancellation, except that this Section 14(d) shall not be interpreted to permit any transaction that is prohibited by the second proviso of Section 14(b) relating to the direct or indirect repricing of Awards.

(e) Corrections and Clarifications.    The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 15.    Miscellaneous.

(a) No Uniformity Required; No Promise of Future Grants.    No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Committee, in its discretion, maintains the sole right to make grants hereunder.

(b) No Rights as Shareowner.    A Participant granted an Award shall have no rights as a shareowner of the Company with respect to such Award unless and until such time as certificates or book-entry shares for the Shares underlying the Award are registered in such Participant’s name in the Company’s stock records.

(c) Withholdings.    The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

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(d) Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Continued Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(f) Governing Law; Construction of Plan.    The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws of the State of Delaware and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Unfunded and Unsecured Arrangement.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 16.    Effective Date of the Plan.    The Plan shall be effective as of the Emergence Date.

16

Section 17.    Term of the Plan.    No Award shall be granted under the Plan on or after the ten year anniversary of its adoption by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board or the Committee to amend the Plan, shall extend beyond such date.

Section 18.    Section 409A of the Code.    With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended by the Committee so as to avoid this conflict. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any Participant or any other person if an Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Award do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code.

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APPENDIX A

TERMS OF EMERGENCE GRANTS

The terms of this Appendix A shall apply to all Awards included in Emergence Grants.

A.    OPTIONS.

1. Award Grant.    The Company grants to the Participant a Non-Qualified Stock Option covering a specified number of Shares under Section 6 of the Plan (the “Option”).

2. Grant Date.    The grant date of the Option will be determined by the Committee.

3. Exercise Price.    The exercise price of the Option is the closing price of a Share on the New York Stock Exchange on the grant date.

4. Exercise Period.    Subject to the terms of the Plan, including Section A of this Appendix A, the Option (a) shall become exercisable with respect to one-third of the Shares on each of the first (“First Option Installment”), second (“Second Option Installment”) and third (“Third Option Installment”) anniversaries of the Emergence Date1; and (b) shall be exercisable through and including the day immediately preceding the tenth anniversary of the Emergence Date (“Expiration Date”).

5. Change in Exercisability and Exercise Period upon Termination of Employment.    The exercisability of the Option and the exercise period set forth in Section A.4 of this Appendix A is subject to the following terms and conditions:

(a) Without Cause or For Good Reason.    Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of any Participant employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the Option shall be exercisable in whole or in part during the period: (i) beginning on the date of such termination; and (ii) ending on the earlier of (A) the second anniversary of such termination or (B) the Expiration Date.

(b) Voluntary Resignation.    Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement): (i) any portion of the Option that is not exercisable at the time of such termination shall be forfeited; and (ii) any portion of the Option that is exercisable at the time of such termination shall remain exercisable until the earlier of (A) 90 days after such termination or (B) the Expiration Date.

1    The number of Shares subject to each Option Installment will be equal to the total number of Shares subject to the Option divided by three; provided, that if this formula results in any fractional Share allocation to any Option Installment, the number of Shares in the First Option Installment will be increased so that only full shares are covered by each Option Installment. For example, if an Option covers 1,000 Shares, 334 Shares will become exercisable with respect to the First Option Installment, and 333 Shares will become exercisable on each of the Second and Third Option Installments.

(c) Retirement. Upon a Participant’s Termination of Employment by reason of Retirement, any portion of the Option that is not exercisable at the time of such termination shall be exercisable on a pro rata basis (“Pro Rata Option Portion”), and any portion of the Option that is exercisable at the time of such termination shall be exercisable, during the period: (i) beginning on the date of such termination; and (ii) ending on the earlier of (A) the third anniversary of such termination or (B) the Expiration Date. Upon a Participant’s Termination of Employment by reason of Retirement, any portion of the Option that is not exercisable at the time of such termination, other than the Pro Rata Option Portion, shall be immediately forfeited.

Pro Rata Option Portion means, with respect to any Option Installment that is not exercisable at the time of a Participant’s Termination of Employment by reason of Retirement, the number of Shares covered by such Option Installment multiplied by a fraction (i) the numerator of which is the number of calendar months1 from the Emergence Date to the date of such termination, rounded up for any partial months and (ii) the denominator of which is twelve (12) for the First Option Installment, twenty–four (24) for the Second Option Installment and thirty-six (36) for the Third Option Installment.

(d) Death or Disability. Upon a Participant’s Termination of Employment due to death or Disability, the Option shall be exercisable in whole or in part during the period: (i) beginning on the date of such termination; and (ii) ending on the earlier of (A) the third anniversary of such termination or (B) the Expiration Date.

(e) For Cause. Upon a Participant’s Termination of Employment by the Company for Cause, the Option shall be immediately forfeited.

6. Change in Control. Subject to Section D of this Appendix A, upon a Change in Control which occurs prior to a Participant’s Termination of Employment, the Option shall be exercisable in whole or in part during the period (i) beginning on the date of such Change in Control; and (ii) ending on the Expiration Date; provided, however, that the Option shall be immediately forfeited upon the Participant’s Termination of Employment by the Company for Cause; provided, further, that upon a Participant’s Termination of Employment for any reason other than by the Company for Cause, the period to exercise the Option will end on the earlier of (i) the third anniversary of such termination or (ii) the Expiration Date.

2     For purposes of this provision, one calendar month is calculated from the date of measurement to the same or closest numerical date occurring during the following month. For example, if the Emergence Date is May 3, 2007, one calendar month will elapse as of June 3, 2007. If the Emergence Date is May 31, 2007, one calendar month will elapse as of June 30, 2007, since June only has 30 days. If the Emergence Date is January 31, 2008, one calendar month will elapse as of February 29, 2008, since February 2008 only has 29 days. Thereafter, each subsequent month continues to be counted based on the initial date of measurement or closest numerical date to such date of measurement occurring during the subsequent month.

B.    RESTRICTED STOCK

1. Award Grant.    The Company grants to the Participant a specified number of Shares of Restricted Stock under Section 8 of the Plan (the “Restricted Stock”).

2. Grant Date.    The grant date of the Restricted Stock will be determined by the Committee.

3. Restrictions.    Until the restrictions imposed by this Section B.3 (the “Restrictions”) have lapsed pursuant to Section 4, 5, 6 or 7 below, the Participant will not be permitted to sell, exchange, assign, transfer, pledge or otherwise dispose of the Restricted Stock and the Restricted Stock will be subject to forfeiture as set forth in Section 6 below.

4. Lapse of Restrictions — Passage of Time.    Subject to the terms of the Plan, including Section B of this Appendix A, the Restrictions shall lapse and be of no further force or effect with respect to one-third of the Shares of Restricted Stock six (6) months3 after the Emergence Date (“First RS Installment”), with respect to one-third of the Shares of Restricted Stock eighteen (18) months after the Emergence Date (“Second RS Installment”) and with respect to one-third of the Shares of Restricted Stock thirty (30) months after the Emergence Date (“Third RS Installment”).4

5. Accelerated Lapse of Restrictions.    If, at any time during the period commencing six (6) months after the Emergence Date and ending eighteen (18) months after the Emergence Date, the aggregate market value of all outstanding Shares is at least $14,000,000,000 for ten (10) consecutive trading days, as determined by the closing price of the Shares on the New York Stock Exchange, the Restrictions shall lapse and be of no further force or effect on the last day of such eighteen (18) month period, provided that the Participant has not had a Termination of Employment prior to such day.

3     For purposes of this provision, one calendar month is calculated from the date of measurement to the same or closest numerical date occurring during the following month. For example, if the Emergence Date is May 3, 2007, one calendar month will elapse as of June 3, 2007. If the Emergence Date is May 31, 2007, one calendar month will elapse as of June 30, 2007, since June only has 30 days. If the Emergence Date is January 31, 2008, one calendar month will elapse as of February 29, 2008, since February 2008 only has 29 days. Thereafter, each subsequent month continues to be counted based on the initial date of measurement or closest numerical date to such date of measurement occurring during the subsequent month.

4    The number of Shares subject to each RS Installment will be equal to the total number of Shares subject to the Restricted Stock Award divided by three; provided, that if this formula results in any fractional Share allocation to any RS Installment, the number of Shares in the First RS Installment will be increased so that only full shares are covered by each RS Installment. For example, if the Restricted Stock Award includes 1,000 Shares, the Restrictions will lapse with respect to 334 Shares on the First RS Installment, and the Restrictions will lapse with respect to 333 Shares on each of the Second and Third RS Installments.

6. Lapse of Restrictions/Forfeiture upon Termination of Employment.    In addition to the other provisions of the Plan and this Appendix A, the Restricted Stock and the Restrictions set forth in Section B of this Appendix A are subject to the following terms and conditions:

(a) Without Cause or For Good Reason.    Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of any Participant employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the Restrictions shall immediately lapse and be of no further force or effect as of the date of such termination.

(b) Voluntary Resignation.    Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement), any portion of the Restricted Stock subject to the Restrictions shall be forfeited as of the date of such termination.

(c) Retirement.    Upon a Participant’s Termination of Employment by reason of Retirement, with respect to any portion of the Restricted Stock subject to the Restrictions, the Restrictions shall immediately lapse on a pro rata basis (“Pro Rata RS Portion”) as of the date of such termination. Upon a Participant’s Termination of Employment by reason of Retirement, any Restricted Stock that remains subject to the Restrictions, other than the Pro Rata RS Portion, shall be immediately forfeited.

Pro Rata RS Portion means, with respect to any RS Installment that is subject to the Restrictions at the time of a Participant’s Termination of Employment by reason of Retirement, the number of Shares covered by such RS Installment multiplied by a fraction (i) the numerator of which is the number of calendar months from the Emergence Date to the date of such termination, rounded up for any partial months and (ii) the denominator of which is six (6) for the First RS Installment, eighteen (18) for the Second RS Installment and thirty (30) for the Third RS Installment.

(d) Death or Disability.    Upon a Participant’s Termination of Employment due to death or Disability, the Restrictions shall immediately lapse and be of no further force or effect as of the date of such termination.

(e) For Cause.    Upon a Participant’s Termination of Employment by the Company for Cause, any portion of the Restricted Stock subject to the Restrictions shall be forfeited as of the date of such termination.

7. Change in Control.    Subject to Section D of this Appendix A, upon a Change in Control which occurs prior to a Participant’s Termination of Employment, the Restrictions shall immediately lapse on the date of such Change in Control and be of no further force or effect as of such date.

8. Dividends.    In the event a cash dividend shall be paid in respect of Shares at a time the Restrictions on the Restricted Stock have not lapsed, the Participant shall receive the dividend in the same manner and to the same extent as if the Restrictions had lapsed at the time the dividend is paid.

C.    LONG-TERM PERFORMANCE AWARDS.

1. Award Grant.    The Company grants to the Participant a Performance Award for a specified target number of Shares under Section 9 of the Plan (the “Performance Award”).

2. Grant Date.    The grant date of the Performance Award will be determined by the Committee.

3. Payout Criteria.    Except as otherwise expressly set forth in this Appendix A, the actual number of Shares paid, if any, to the Participant under the Performance Award will be based on (a) the Company’s EBITDAR performance and (b) the occurrence of a contemporaneous annual payout under the Company’s broad-based employee Profit Sharing Program (a “Profit Sharing Payout”), as described below.

4. Annual Vesting Opportunities for 2007 and 2008.    Subject to the terms of the Plan, including Section C of this Appendix A, Performance Awards will be subject to the following vesting opportunities in 2007 and 2008.

(a) Calendar Year 2007.    If the Company (i) has achieved EBITDAR of at least $2,838,000,000 for the year ending December 31, 2007 and (ii) made a Profit Sharing Payout for 2007, a number of Shares equal to 15% of the Performance Award (rounded up to the nearest whole share) shall vest and be paid.

(b) Calendar Year 2008. If the Company (i) has achieved cumulative EBITDAR of at least $6,295,000,000 for the two year period ending December 31, 2008 and (ii) made a Profit Sharing Payout for 2008, a number of Shares equal to 15% of the Performance Award (rounded up to the nearest whole share) shall vest and be paid.

(c) Condition Precedent.    No Performance Awards will vest or be paid under this Section C.4 with respect to any year for which there is no Profit Sharing Payout.

(d) Timing of Payment.    The Company will pay Performance Awards that vest under this Section C.4 as soon as practicable after the determination that the payment criteria described in this Section have been met.

5. Vesting Opportunity for 2009; Payment of Vested Shares.    Subject to the terms of the Plan, including Section C of this Appendix A, the Performance Award shall vest, as described in this Section 5, as of December 31, 2009, to the extent the Company meets or exceeds the EBITDAR goals described below. If the Company does not meet the Threshold Level, as defined below, any unpaid portion of the Performance Award will lapse and become void as of December 31, 2009.

(a) Threshold Vesting.    If the Company has achieved cumulative EBITDAR of $7,433,000,000 (“Threshold Level”) for the three year period ending December 31, 2009, the Performance Award will vest with respect to a number of Shares equal to (i) 50% of the Performance Award, (ii) minus the number of Shares, if any, paid to the Participant under Section C.4 above. The remaining unvested portion of the Performance Award will lapse and become void.

(b) Target Vesting. If the Company has achieved cumulative EBITDAR of $9,911,000,000 (“Target Level”) for the three year period ending December 31, 2009, the Performance Award will vest with respect to a number of Shares equal to (ii) 100% of the Performance Award, (ii) minus the number of Shares, if any, paid to the Participant under Section C.4 above.

(c) Maximum Vesting. If the Company has achieved cumulative EBITDAR of at least $11,849,000,000 (“Maximum Level”) for the three year period ending December 31, 2009, the Performance Award will vest with respect to a number of Shares equal to (i) 150% of the Performance Award, (ii) minus the number of Shares, if any, paid to the Participant under Section C.4 above.

(d) Vesting by Interpolation. If the Company has achieved cumulative EBITDAR for the three year period ending December 31, 2009 which is above the Threshold Level but below the Target Level, or above the Target Level but below the Maximum Level, the Performance Award will vest with respect to a number of Shares equal to (i) the Specified Percentage of the Performance Award, (ii) minus the number of Shares, if any, paid to the Participant under Section C.4 above. For purposes of this Section 5(d), the “Specified Percentage” will be determined by interpolating on a straight line basis as follows: (i) between Threshold Level (at which 50% of the Performance Award vests) and Target Level (at which 100% of the Performance Award vests) if the Company’s cumulative EBITDAR for the three year period ending December 31, 2009 is above the Threshold Level and below the Target Level; and (ii) between Target Level (at which 100% of the Performance Award vests) and Maximum Level (at which 150% of the Performance Award vests) if the Company’s cumulative EBITDAR for the three year period ending December 31, 2009 is above the Target Level and below the Maximum Level.5

5     The interpolation calculation is a four step process. The following is the calculation for a cumulative EBITDAR that is between Threshold Level and Target Level:

Step 1: Subtract the cumulative EBITDAR achieved from $9,911,000,000 (Target Level).

Step 2: Divide the total in Step 1 by $2,478,000,000 (the difference between Target Level and Threshold Level).

Step 3: Multiply the result of Step 2 by 50% or 0.50 (the difference between 100% target vesting and 50% threshold vesting). Round up to the nearest thousandth; in other words, 0.456908 would be rounded up to 0.457

Step 4: The fraction resulting from Step 3 is the percentage subtracted from the 100% target vesting level to determine the actual percentage of the Participant’s Performance Award that will vest.

For example, assume the target number of Shares of the Participant’s Performance Award is 1,000 Shares. If the Company achieves a cumulative EBITDAR of $8,672,000,000, the Performance Award will vest at 75% as follows:

Step 1: $9,911,000,000 minus $8,672,000,000 = $1,239,000,000

Step 2: $1,239,000,000 divided by $2,478,000,000 = 0.50

Step 3: 0.50 multiplied by 0.50 = 0.25 or 25%

Step 4: Subtract 25% from 100% for a total vesting percentage of 75%)

(...continued)

(e) Definition of EBITDAR.    “EBITDAR” means, with respect to any fiscal period of the Company, an amount equal to the consolidated operating income of the Company and its subsidiaries during such fiscal period, determined prior to the charges, costs, and expenses associated with depreciation, amortization, and aircraft rent, based on regularly prepared and publicly available statements of operations of the Company, prepared in accordance with generally accepted accounting principals (“GAAP”); provided, however, that EBITDAR shall be adjusted to exclude the following items, in each case as determined by the Committee, where applicable, in accordance with GAAP and only to the extent to which these items impact the Company’s consolidated operating income: (i) all asset write downs related to long term assets; (ii) gains or losses with respect to employee equity securities; (iii) gains or losses incurred as a consequence of “fresh start accounting”; and (iv) gains or losses with respect to extraordinary, one-time or non-recurring events.

(f) Condition Precedent. No Shares that vested under this Section C.5 will be paid to the Participant until there is a Profit Sharing Payout for 2009 or a subsequent year.

(g) Timing of Payment. The Company will pay the Participant any Shares that vest under this Section C.5 as soon as practicable after the determination that the payment criteria described in this Section have been met.

6. Accelerated Vesting/Forfeiture upon Termination of Employment.    In addition to the other provisions of the Plan and this Appendix A, the Performance Award is subject to the following terms and conditions:

(a) Without Cause or For Good Reason. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of any Participant employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the Participant will be entitled to any Shares that become payable under Section C.4 and/or Section C.5 in the same manner and to the same extent as if the Participant’s employment had continued.

(b) Voluntary Resignation. Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement), the Participant will immediately forfeit any unpaid portion of the Performance Award as of the date of such termination.

(c) Retirement. Upon a Participant’s Termination of Employment by reason of Retirement, the number of Shares subject to the Performance Award as of the date of such termination will be recalculated and will be the result of the following formula (the “Adjusted Performance Award”): S × (T ÷ E) where,

(continued...)

Therefore, in this example, 75% or 750 Shares (less any Shares already paid to the Participant under C.4) of the Participant’s Performance Award vest.

S = the total number of Shares subject to the Participant’s Performance Award as of the grant date;

T = the number of calendar months6 from the Emergence Date to the date of such Termination of Employment (rounded up for any partial month); and

E = the number of calendar months from the Emergence Date to December 31, 2009 (rounded up for any partial month).

Thereafter, the Participant will be entitled to any Shares that vest and become payable under Section C.4 and/or Section C.5 in the same manner and to the same extent as if the Participant’s employment had continued, except that the number of such Shares will be based on the Adjusted Performance Award.

(d) Death or Disability. Upon a Participant’s Termination of Employment due to death or Disability, the number of Shares subject to the Performance Award as of the date of such termination will be recalculated in accordance with the formula set forth in Section C.6(c) above and the Shares subject to the Adjusted Performance Award will become immediately vested and will be paid as soon as practicable thereafter to the Participant or the Participant’s estate, as applicable.

(e) For Cause. Upon a Participant’s Termination of Employment by the Company for Cause, the Participant will immediately forfeit any unpaid portion of the Performance Award as of the date of such termination.

7. Change in Control.    Subject to Section D of this Appendix A, upon a Change in Control, any Performance Award not previously forfeited under Section 6(b) or Section 6(e), or settled under Section 6(d), shall immediately vest and be paid to the Participant as soon as practicable without regard to whether a Profit Sharing Payout has been made. The number of Shares to be paid to the Participant in respect of the Performance Award shall be equal to 100% of the number of Shares subject to the Performance Award minus the number of Shares paid, if any, under Section C.4 above to the Participant.

D.    Gross-Up for Certain Taxes.

1. Gross-Up Payments. In the event that the Participant becomes entitled to benefits under the Plan, the Company shall pay to the Participant an additional lump sum payment (the “Gross-Up Payment”), in cash, equal to the amounts, if any, described in sub-section (a), subject to sub-section (b), below:

6     For purposes of this provision, one calendar month is calculated from the date of measurement to the same or closest numerical date occurring during the following month. For example, if the Emergence Date is May 3, 2007, one calendar month will elapse as of June 3, 2007. If the Emergence Date is May 31, 2007, one calendar month will elapse as of June 30, 2007, since June only has 30 days. If the Emergence Date is January 31, 2008, one calendar month will elapse as of February 29, 2008, since February 2008 only has 29 days. Thereafter, each subsequent month continues to be counted based on the initial date of measurement or closest numerical date to such date of measurement occurring during the subsequent month.

(a) Subject to sub-section (b) below, if any portion of any payment under the Plan, when taken together with any payment under any other agreement with or plan of the Company (in the aggregate “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Participant shall be entitled under this paragraph to an additional amount such that after payment by the Participant of all such Participant’s applicable federal, state and local taxes, including any Excise Tax, imposed upon such additional amount, the Participant will retain an amount sufficient to pay the Excise Tax imposed on the Total Payments.

(b) Notwithstanding the provisions of sub-section (a) above, if it shall be determined that the Participant would be entitled to a Gross-Up Payment, but that the Total Payments would not be subject to the Excise Tax if the Total Payments were reduced by an amount that is less than 10% of the portion of the Total Payments that would be treated as “parachute payments” under Section 280G of the Code, then the amounts payable to the Participant shall be reduced (but not below zero) to the maximum amount that could be paid to Participant without giving rise to the Excise Tax (the “Safe Harbor Cap”), and no Gross-Up Payment shall be made to the Participant. Such reduction of the amounts payable to the Safe Harbor Cap, if applicable, shall be made by reducing payments comprising the Total Payments in such order as elected by the Participant.

The amounts payable under this Section D.1 shall be paid by the Company as soon as practicable (but in no event more than 30 days) after the occurrence of the events giving rise to the Participant’s right to benefits under the Plan.

2. Determinations.    In the event of a Change in Control, all determinations required to be made under Section D.1 above, including the amount of the Gross-Up Payment, whether a payment is required under Section D.1 above, and the assumptions to be used in determining the Gross-Up Payment, shall be made by the nationally recognized accounting firm generally used by the Company as its financial auditor (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Participant within twenty business days of the receipt of notice from the Participant that there has been an event giving rise to the right to benefits under Section D.1 above, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for a person effecting the Change in Control or is otherwise unavailable, the Participant may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

3. Subsequent Redeterminations.    Unless requested otherwise by the Company, the Participant must use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that the Participant owes an amount of Excise Tax greater than the amount previously determined under paragraph (a); provided, however, that the Participant shall be entitled to reimbursement by the Company of all fees and expenses reasonably incurred by the Participant in contesting such determination. In the event the Internal Revenue Service or any court of competent jurisdiction determines that the Participant owes an amount of Excise Tax that is either greater or less than the amount previously taken into account and paid under Section D.1, the Company shall promptly pay to the Participant, or the Participant shall promptly repay to the Company, as the case may be, the amount of such excess or shortfall. In the case of any payment that the Company is required to make to the Participant pursuant to the preceding sentence (a “Later Payment”), the Company shall also pay to the Participant an additional amount such that after payment by the Participant of all the Participant’s applicable federal, state and local taxes on such additional amount, the Participant will retain an amount sufficient to pay the total of the Participant’s applicable federal, state and local taxes arising due to the Later Payment. In the case of any repayment of Excise Tax that the Participant is required to make to the Company pursuant to the second sentence of this Section D.3, the Participant shall also repay to the Company the amount of any additional payment received by the Participant from the Company in respect of applicable federal, state and local taxes on such repaid Excise Tax, to the extent the Participant is entitled to a refund of (or has not yet paid) such federal, state or local taxes.

APPENDIX B

DELTA AIR LINES, INC. 1030 DELTA BLVD. DEPARTMENT 829 ATLANTA, GA 30354-1989 Internet, You may telephone submit this or U. proxy S. mail. or these Participants voting in instructions, the Delta Pilots as applicable, Savings Plan using and the the submit Delta Family-Care voting instructions Savings on Plan this and proxy holders card. of unvested restricted common stock may To www. vote proxyvote. online com or by or call telephone 1-800-690-6903 have this and follow proxy the card instructions. in hand and go to If you mail this proxy card, mark, sign and date the card and return it in the postage-paid envelope, or send it to: For registered stockholders and holders of unvested restricted common stock - Delta Air Lines, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Delta Pilots Savings Plan participants and Delta Family-Care Savings Plan participants - Fidelity Management Trust Company c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTING DEADLINES Delta Pilots Savings Plan and Delta Family-Care Savings Plan Participants: Voting instructions submitted using the Internet or telephone must be submitted before 5:00 p.m. Eastern Daylight Time (EDT) on Wednesday, June 13, 2012. Voting instructions submitted by mailing this proxy card must be received by the trustee by that time. Registered Stockholders and Holders of Unvested Restricted Common Stock: Voting instructions submitted using the Internet or telephone must be submitted before 5:00 p.m. EDT on Thursday, June 14, 2012. Voting instructions submitted by mailing this proxy card must be received by Broadridge by that time. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS Delta encourages stockholders to sign up to receive proxy materials electronically in the future. Using electronic communication significantly reduces our printing and postage costs, and helps protect the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive stockholder communications electronically in the future. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M46483-P25390 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DELTA AIR LINES, INC. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES: 1. Election of Nominees for Director: 1a. Richard H. Anderson 1b. Edward H. Bastian 1c. Roy J. Bostock 1d. John S. Brinzo 1e. Daniel A. Carp 1f. David G. DeWalt 1g. Mickey P. Foret 1h. Shirley C. Franklin For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.) Signature [PLEASE SIGN WITHIN BOX] Date For Against Abstain 1i. David R. Goode 1j. Paula Rosput Reynolds 1k. Kenneth C. Rogers 1l. Kenneth B. Woodrow DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. 2. To approve, on an advisory basis, the compensation of Delta’s named executive officers. DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3. 3. To re-approve the performance goals under the DeltaAir Lines, Inc. 2007 Performance Compensation Plan. DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4. 4. To ratify the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2012. Signature (Joint Owners) Date For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2011 are available at www.proxyvote.com. M46484-P25390 DELTA AIR LINES, INC. I hereby appoint Richard H. Anderson, Roy J. Bostock and Daniel A. Carp, and each of them, as proxies with full power of substitution, for and in my name, to vote all shares of Common Stock of Delta Air Lines, Inc. owned by me which I would be entitled to personally vote on all matters which may properly come before the 2012 Annual Meeting of Stockholders of Delta to be held at AXA Equitable Center Auditorium, 787 Seventh Avenue, New York, New York 10019 on Friday, June 15, 2012 at 7:30 a.m., local time, or any adjournment of the meeting. The proxies shall vote subject to the directions indicated on the reverse side of this Proxy Card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the annual meeting or any adjournment of the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The proxies cannot vote these shares unless you sign, date and return this Proxy Card or vote by the Internet or telephone. If I am the holder of unvested restricted common stock granted under Delta’s 2007 Performance Compensation Plan, I hereby instruct the administrator of the 2007 Performance Compensation Plan to vote the shares of unvested restricted common stock granted to me at the annual meeting, as indicated on the reverse side of this card. I understand that the administrator of the 2007 Performance Compensation Plan will not vote the shares of unvested restricted common stock granted to me if I do not submit voting instructions before 5:00 p.m. EDT on Thursday, June 14, 2012. If I am a participant in the Delta Pilots Savings Plan (Pilot Plan) or the Delta Family-Care Savings Plan (Savings Plan), I hereby instruct Fidelity Management Trust Company, as Trustee, to vote the shares of Delta common stock attributable to the Pilot Plan account or the Savings Plan account, as applicable, at the annual meeting, as indicated on the reverse side of this card. These instructions shall be confidential. I understand that the Trustee will not vote shares attributable to the Pilot Plan account or the Savings Plan account if the Trustee does not receive voting instructions from me before 5:00 p.m. EDT on Wednesday, June 13, 2012. I acknowledge receipt of Delta’s Notice of Annual Meeting of Stockholders, dated May 3, 2012, Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2011. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side